Exhibit 10.3


                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT,
                          dated as of April 23, 2004,
       (amending and restating the Amended and Restated Credit Agreement, dated as of June 24, 2002),

                                     among

                              MUELLER GROUP, INC.,
                                as the Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                          CREDIT SUISSE FIRST BOSTON,
                   acting through its Cayman Islands Branch,
                          as the Administrative Agent
                                for the Lenders,

                            JPMorgan chase bank and
                         Deutsche Bank Securities Inc.,
                           as the Syndication Agents
                                for the Lenders.



                                 LEAD ARRANGER:

                           CREDIT SUISSE FIRST BOSTON

                               TABLE OF CONTENTS

                                                                            Page


ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS...................................4

     SECTION 1.1       Defined Terms...........................................4

     SECTION 1.2       Use of Defined Terms...................................39

     SECTION 1.3       Cross-References.......................................39

     SECTION 1.4       Accounting and Financial Determinations................39

ARTICLE II  COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND
            LETTERS OF CREDIT.................................................40

     SECTION 2.1  Commitments.................................................40

            SECTION 2.1.1    Term Loan Commitment.............................40

            SECTION 2.1.2    Revolving Loan Commitment and Swing Line Loan
                             Commitment.......................................41

            SECTION 2.1.3    Letter of Credit Commitment......................42

            SECTION 2.1.4    Lenders Not Permitted or Required to Make the
                             Loans............................................42

            SECTION 2.1.5    Issuer Not Permitted or Required to Issue
                             Letters of Credit................................43

     SECTION 2.2  Changes in Commitment Amount................................43

            SECTION 2.2.1    Reduction of Revolving Loan Commitment Amount....43

            SECTION 2.2.2    Increases in Revolving Loan Commitment Amount;
                             Additional Term Loan Commitments.................44

            SECTION 2.2.3    Foreign Loan Commitments.........................45

     SECTION 2.3       Borrowing Procedures and Funding Maintenance...........46

            SECTION 2.3.1    Term Loans and Revolving Loans...................46

            SECTION 2.3.2    Swing Line Loans.................................46

     SECTION 2.4       Continuation and Conversion Elections..................48

     SECTION 2.5       Funding................................................48

     SECTION 2.6       Issuance Procedures....................................48

            SECTION 2.6.1    Other Lenders' Participation.....................49

            SECTION 2.6.2    Disbursements; Conversion to Revolving Loans.....50

            SECTION 2.6.3    Reimbursement....................................50

            SECTION 2.6.4    Deemed Disbursements.............................51

            SECTION 2.6.5    Nature of Reimbursement Obligations..............51

            SECTION 2.6.6    Existing Letters of Credit.......................52

     SECTION 2.7       Register; Notes........................................52

ARTICLE III       REPAYMENTS, PREPAYMENTS, INTEREST AND FEES..................53

     SECTION 3.1       Repayments and Prepayments; Application................53

            SECTION 3.1.1    Repayments and Prepayments.......................53

            SECTION 3.1.2    Application......................................57

     SECTION 3.2       Interest Provisions....................................58

            SECTION 3.2.1    Rates............................................58

            SECTION 3.2.2    Post-Maturity Rates..............................58

            SECTION 3.2.3    Payment Dates....................................58

     SECTION 3.3       Fees...................................................59

            SECTION 3.3.1    Commitment Fee...................................59

            SECTION 3.3.2    Administrative Agent Fee.........................60

            SECTION 3.3.3    Letter of Credit Fee.............................60

ARTICLE IV        CERTAIN LIBO RATE AND OTHER PROVISIONS......................60

     SECTION 4.1       LIBO Rate Lending Unlawful.............................60

     SECTION 4.2       Deposits Unavailable...................................61

     SECTION 4.3       Increased LIBO Rate Loan Costs, etc....................61

     SECTION 4.4       Funding Losses.........................................61

     SECTION 4.5       Increased Capital Costs................................61

     SECTION 4.6       Taxes..................................................62

     SECTION 4.7       Payments, Computations, etc............................64

     SECTION 4.8       Sharing of Payments....................................65

     SECTION 4.9       Setoff.................................................65

     SECTION 4.10      Mitigation.............................................66

     SECTION 4.11      Replacement of Lenders; Defaulting Lenders.............66

ARTICLE V              CONDITIONS TO CREDIT EXTENSIONS........................67

     SECTION 5.1       Initial Credit Extension...............................67

            SECTION 5.1.1    Resolutions, etc.................................67

            SECTION 5.1.2    Other Transaction Documents......................67

                               TABLE OF CONTENTS
                                   (continued)

            SECTION 5.1.3    Effective Date Certificate.......................67

            SECTION 5.1.4    Agreement; Delivery of Notes.....................68

            SECTION 5.1.5    Subsidiary Guaranty..............................68

            SECTION 5.1.6    Pledge and Security Agreements, etc..............68

            SECTION 5.1.7    UCC Filing Service...............................69

            SECTION 5.1.8    Financial Information, Compliance Certificate
                             etc. ............................................69

            SECTION 5.1.9    Solvency, etc....................................70

            SECTION 5.1.10   Consummation of Transaction......................70

            SECTION 5.1.11   Intercreditor Agreement..........................70

            SECTION 5.1.12   Opinions of Counsel..............................70

            SECTION 5.1.13   Insurance........................................70

            SECTION 5.1.14   Closing Fees, Expenses, etc......................70

            SECTION 5.1.15   Satisfactory Legal Form..........................70

     SECTION 5.2  All Credit Extensions.......................................71

            SECTION 5.2.1    Compliance with Warranties, No Default, etc......71

            SECTION 5.2.2    Credit Extension Request.........................71

ARTICLE VI  REPRESENTATIONS AND WARRANTIES....................................71

     SECTION 6.1  Organization, etc...........................................71

     SECTION 6.2  Due Authorization, Non-Contravention, etc...................72

     SECTION 6.3  Government Approval, Regulation, etc........................72

     SECTION 6.4  Validity, etc...............................................72

     SECTION 6.5  Financial Information.......................................72

     SECTION 6.6  No Material Adverse Change..................................73

     SECTION 6.7  Litigation, etc.............................................73

     SECTION 6.8  Subsidiaries................................................73

     SECTION 6.9  Ownership of Properties.....................................73

     SECTION 6.10 Taxes.......................................................73

     SECTION 6.11 Pension and Welfare Plans...................................73

     SECTION 6.12 Environmental Matters.......................................74

     SECTION 6.13 Regulations U and X.........................................74

                               TABLE OF CONTENTS
                                   (continued)

     SECTION 6.14 Accuracy of Information.....................................74

     SECTION 6.15 Solvency....................................................75

     SECTION 6.16 No Actions Taken............................................75

     SECTION 6.17 Issuance of Other Transaction Indebtedness; Status of
                  Obligations as Senior Indebtedness, etc.....................75

ARTICLE VII COVENANTS.........................................................76

     SECTION 7.1       Affirmative Covenants..................................76

            SECTION 7.1.1    Financial Information, Reports, Notices, etc.....76

            SECTION 7.1.2    Compliance with Laws, etc........................78

            SECTION 7.1.3    Maintenance of Properties........................78

            SECTION 7.1.4    Insurance........................................78

            SECTION 7.1.5    Books and Records................................78

            SECTION 7.1.6    Environmental Covenant...........................79

            SECTION 7.1.7    Future Subsidiaries..............................79

            SECTION 7.1.8    Future Leased Property and Future Acquisitions
                             of Real Property; Future Acquisition of Other
                             Property.........................................80

            SECTION 7.1.9    Use of Proceeds, etc.............................81

            SECTION 7.1.10   Hedging Obligations..............................82

            SECTION 7.1.11   Rating of Loans..................................82

            SECTION 7.1.12   IP Agreements....................................82

            SECTION 7.1.13   Mortgage Amendments..............................82

     SECTION 7.2       Negative Covenants.....................................82

            SECTION 7.2.1    Business Activities..............................82

            SECTION 7.2.2    Indebtedness.....................................83

            SECTION 7.2.3    Liens............................................85

            SECTION 7.2.4    Financial Covenants..............................87

            SECTION 7.2.5    Investments......................................88

            SECTION 7.2.6    Restricted Payments, etc.........................90

            SECTION 7.2.7    Capital Expenditures, etc........................92

            SECTION 7.2.8    Consolidation, Merger, etc.......................93

            SECTION 7.2.9    Asset Dispositions, etc..........................94

                               TABLE OF CONTENTS
                                   (continued)

            SECTION 7.2.10   Modification of Certain Agreements...............95

            SECTION 7.2.11   Transactions with Affiliates.....................95

            SECTION 7.2.12   Negative Pledges, Restrictive Agreements, etc....96

            SECTION 7.2.13   Securities of Subsidiaries.......................97

            SECTION 7.2.14   Sale and Leaseback...............................97

ARTICLE VIII      EVENTS OF DEFAULT...........................................97

     SECTION 8.1       Listing of Events of Default...........................97

            SECTION 8.1.1    Non-Payment of Obligations.......................97

            SECTION 8.1.2    Breach of Warranty...............................97

            SECTION 8.1.3    Non-Performance of Certain Covenants and
                             Obligations......................................97

            SECTION 8.1.4    Non-Performance of Other Covenants and
                             Obligations......................................97

            SECTION 8.1.5    Default on Other Indebtedness....................97

            SECTION 8.1.6    Judgments........................................98

            SECTION 8.1.7    Pension Plans....................................98

            SECTION 8.1.8    Change in Control................................98

            SECTION 8.1.9    Bankruptcy, Insolvency, etc......................98

            SECTION 8.1.10   Impairment of Security, etc......................99

            SECTION 8.1.11   Subordinated Notes and Permitted Subordinated
                             Debt.............................................99

     SECTION 8.2       Action if Bankruptcy, etc.............................100

     SECTION 8.3       Action if Other Event of Default......................100

ARTICLE IX  THE Administrative Agent; OTHER AGENTS...........................100

     SECTION 9.1       Actions...............................................100

     SECTION 9.2       Funding Reliance, etc.................................101

     SECTION 9.3       Exculpation; Notice of Default........................101

     SECTION 9.4       Successor.............................................102

     SECTION 9.5       Credit Extensions by the Administrative Agent and
                       Issuers...............................................102

     SECTION 9.6       Credit Decisions......................................103

     SECTION 9.7       Copies, etc...........................................103

                               TABLE OF CONTENTS
                                   (continued)


     SECTION 9.8       The Administrative Agent..............................103

     SECTION 9.9       Syndication Agents; Lead Arranger.....................103

ARTICLE X   MISCELLANEOUS PROVISIONS.........................................103

     SECTION 10.1      Waivers, Amendments, etc..............................103

     SECTION 10.2      Notices; Time.........................................105

     SECTION 10.3      Payment of Costs and Expenses.........................105

     SECTION 10.4      Indemnification.......................................106

     SECTION 10.5      Survival..............................................108

     SECTION 10.6      Severability..........................................108

     SECTION 10.7      Headings..............................................108

     SECTION 10.8      Execution in Counterparts Effectiveness, etc..........108

     SECTION 10.9      Governing Law; Entire Agreement.......................108

     SECTION 10.10     Successors and Assigns................................108

     SECTION 10.11     Sale and Transfer of Loans, Notes and Commitments;
                       Participations in Loans, Notes and Commitments........109

     SECTION 10.12     Other Transactions....................................112

     SECTION 10.13     Forum Selection and Consent to Jurisdiction...........112

     SECTION 10.14     Waiver of Jury Trial..................................113

     SECTION 10.15     Confidentiality.......................................113

     SECTION 10.16     USA PATRIOT Act Notice................................114

     SECTION 10.17     Effect of Amendment and Restatement of the Existing
                       Credit Agreement......................................114

SCHEDULE I    -        Disclosure Schedule
SCHEDULE II   -        Borrower and Lender Notice Information; Percentages

EXHIBIT A-1   -        Form of Revolving Note
EXHIBIT A-2   -        Form of Term Note
EXHIBIT A-3   -        Form of Swing Line Note
EXHIBIT B-1   -        Form of Borrowing Request
EXHIBIT B-2   -        Form of Issuance Request
EXHIBIT C     -        Form of Continuation/Conversion Notice
EXHIBIT D     -        Form of Effective Date Certificate
EXHIBIT E     -        Form of Compliance Certificate
EXHIBIT F-1   -        Form of Holdings Guaranty and Pledge Agreement
EXHIBIT F-2   -        Form of Borrower Pledge and Security Agreement
EXHIBIT F-3   -        Form of Subsidiary Pledge and Security Agreement
EXHIBIT G     -        Form of Subsidiary Guaranty
EXHIBIT H     -        Form of Lender Assignment Agreement
EXHIBIT I     -        Form of New York Counsel Opinion
EXHIBIT J     -        Form of Intercreditor Agreement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 23, 2004 (amending and restating the Amended and Restated Credit Agreement, dated as of June 24, 2002, is among MUELLER GROUP, INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch ("CSFB"), as lead arranger and as sole book runner (collectively, the "Lead Arranger") and as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMORGANCHASE BANK and DEUTSCHE BANK SECURITIES INC., as Syndication Agents (in such capacity, the "Syndication Agents") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, on or about August 16, 1999, the Borrower entered into a Credit Agreement (as amended or otherwise modified prior to June 24, 2002, the "Original Credit Agreement"), dated as of August 16, 1999, among the Borrower, certain financial institutions and other Persons from time to time party thereto as lenders (the "Original Lenders"), the First National Bank of Chicago (the predecessor of Bank One, NA), as administrative agent for the Original Lenders, DLJ Capital Funding, Inc. (a predecessor of Credit Suisse First Boston), as syndication agent for the Original Lenders, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as documentation agent for the Original Lenders;

     WHEREAS, pursuant to the Original Credit Agreement certain of the Original Lenders made term loans (the "Original Term Loans") to the Borrower and certain of the Original Lenders and the Issuer (as defined in the Original Credit Agreement) (the "Original Issuer") made available to the Borrower a revolving credit facility (the "Original Revolving Credit Facility") pursuant to which such Original Lenders agreed to make revolving loans (the "Original Revolving Loans") and swing line loans (the "Original Swing Line Loans" and, together with the Original Term Loans and the Original Revolving Loans, the "Original Loans") and the Original Issuer agreed to issue, and such Original Lenders agreed to participate in, letters of credit (the "Original Letters of Credit") for the account of the Borrower and its Restricted Subsidiaries;

     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of June 24, 2002 (as amended or otherwise modified prior to the Effective Date, the "Existing Credit Agreement"), among the Borrower, certain financial institutions and other Persons from time to time party thereto as lenders (the "Existing Lenders"), CSFB, as the syndication agent for the Existing Lenders, Bank One, NA, as the administrative agent (the "Existing Administrative Agent") for the Existing Lenders, and Bayerische Hypo-und Vereinsbank AG, New York Branch, as the documentation agent for the Existing Lenders, certain of the Existing Lenders continued Original Loans as term loans thereunder, or made new term loans (such continued Original Loans and such new term loans, the "Existing Term Loans") to the Borrower, and certain of the Existing Lenders and the Issuer (as defined in the Existing Credit Agreement) (the "Existing Issuer") agreed to continue to make available to the Borrower a revolving credit facility (the "Existing Revolving Credit Facility") pursuant to which such Existing Lenders agreed to continue to make revolving loans (the "Existing Revolving Loans") and swing line loans (the "Existing Swing Line Loans" and, together with the Existing Term Loans and the Existing Revolving Loans, the "Existing Loans") to the Borrower and the Existing Issuer agreed to continue the Original Letters of Credit, and to issue new letters of credit (such continued Original Letters of Credit and new letters of credit, the "Existing Letters of Credit") for the account of the Borrower and its Subsidiaries, and such Existing Lenders agreed to participate in such Existing Letters of Credit;

     WHEREAS, in connection with the Transaction (defined below) and the ongoing working capital and general corporate needs of the Borrower:

          (a) the Borrower will:

               (i) continue Existing Loans as term loans hereunder, borrow new term loans hereunder and obtain commitments from the Lenders and the Issuer to (w) continue Existing Loans as revolving loans and swing line loans to the Borrower hereunder, (x) make revolving loans and swing line loans to the Borrower hereunder, (y) continue, and participate in, Existing Letters of Credit as letters of credit for the account of the Borrower and its Restricted Subsidiaries hereunder and (z) issue, and participate in, new letters of credit for the account of the Borrower and its Restricted Subsidiaries hereunder;

               (ii) issue the Second Lien Notes (the "Second Lien Note Issuance"); and

               (iii) issue the Subordinated Notes (the "Subordinated Note Issuance");

          (b) Holdings will, on or after the Effective Date, issue, either in a single issuance or in multiple issuances, the Holdings Notes (the "Holdings Note Issuance"); and

          (c) the Borrower and Holdings will use the continuance of Existing Loans hereunder and the proceeds of new loans made hereunder on the Effective Date, the Second Lien Note Issuance, the Subordinated Note Issuance and the Holdings Note Issuance to:

               (i) continue and/or refinance all of the Existing Loans outstanding (the "Refinancing");

               (ii) make a Restricted Payment from the Borrower to Holdings (the "Borrower Transaction Restricted Payment") which will subsequently make one or more Restricted Payments to its equity holders (the "Holdings Transaction Restricted Payments" and, together with the Borrower Transaction Restricted Payments, the "Transaction Restricted Payments") in an aggregate net amount (after giving effect to the repayment, by certain holders of Capital Stock of Holdings, of notes issued by such holders or their predecessors in connection with the acquisition of such Capital Stock) not to exceed an amount (the "Transaction Restricted Payment Amount") equal to (x) the aggregate gross proceeds of the borrowings of Term Loans hereunder on the Effective Date, the Second Lien Note Issuance, the Subordinated Note Issuance and (to the extent Holdings has issued Holdings Notes) the Holdings Note Issuance minus (y) the sum of (A) the amount of such proceeds used to fund the Refinancing, the Redemption and the Expense Payments and (B) $10,000,000, it being understood that, to the extent that Holdings Notes are issued after the Effective Date, Holdings may make additional Holdings Transaction Restricted Payments with the proceeds thereof, so long as the aggregate amount of all Holdings Transaction Restricted Payments does not exceed the Transaction Restricted Payment Amount as in effect at the time such Holdings Transaction Restricted Payments are made;

               (iii) redeem Holdings outstanding preferred stock (the "Existing Preferred Stock") at a redemption price equal to 101% of the accreted value thereof on the Effective Date (the "Redemption"); and

               (iv) pay fees and expenses incurred in connection with the Transaction in an amount not exceed $29,000,000 (the "Expense Payments"; the making of the Expense Payments, together with the Redemption, the Effective Date Restricted Payments, the Refinancing, the Holdings Note Issuance, the Subordinated Note Issuance, the Second Lien Note Issuance, the entry by the parties hereto into this Agreement, the continuing of Existing Loans and Existing Letters of Credit hereunder and the making of new term loans hereunder on the Effective Date, are collectively referred to herein as the "Transaction");

     WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrower pursuant to the terms of this Agreement and the Lenders (including certain of the Existing Lenders) have agreed to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement; provided, that any Rate Protection Agreements (as defined in the Existing Credit Agreement) shall constitute Rate Protection Agreements hereunder;

         WHEREAS, the Borrower desires to obtain or continue the following financing facilities from the Lenders under this Agreement:

          (a) a revolving loan commitment (to include availability for revolving loans, swing line loans and letters of credit) pursuant to which Borrowings of revolving loans have been and will continue to be made to the Borrower from time to time as set forth herein;

          (b) a letter of credit commitment pursuant to which outstanding Existing Letters of Credit will be continued as, and the Issuer will issue, letters of credit for the account of the Borrower or any of its Restricted Subsidiaries (as defined below) from time to time; and

          (c) a term loan commitment pursuant to which Existing Loans will be continued, and Borrowings of term loans will be made by the Borrower, on the Effective Date;

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend and restate the Existing Credit Agreement, to extend the Commitments and maintain and make the Loans described herein to the Borrower and to issue

(or participate in) Letters of Credit for the account of the Borrower and the Restricted Subsidiaries;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account" means any account (as that term is defined in Section 9-102(a)(2)(i) and (ii) of the UCC) of the Borrower or any Subsidiary Guarantor arising from the sale or lease of goods or the rendering of services.

     "Acquired Controlled Person" means any Person (i) in which the Borrower or any of the Restricted Subsidiaries has made an Investment permitted under clause (l)(i)(y) of Section 7.2.5 and (ii) as to which the Borrower or such Restricted Subsidiary exercises control. For purposes hereof, "control" means the power to appoint a majority of the board of directors (or other equivalent governing body) of such Person or to otherwise direct or cause the direction of the management or policies of such Person, whether by contractual arrangement or otherwise.

     "Additional Term Loan" is defined in clause (c) of Section 2.1.1.

     "Additional Term Loan Commitment" is defined in Section 2.2.2.

     "Additional Term Loan Commitment Amount" is defined in Section 2.2.2.

     "Additional Term Loan Commitment Termination Date" means, with respect to any Additional Term Loan Commitment, the earliest of (a) any date agreed by the Borrower, the Lender providing such Additional Term Loan Commitment and the other Lenders providing related Additional Term Loan Commitments, (b) the date upon which Additional Term Loans in an aggregate principal amount equal to the related Additional Term Loan Commitment Amount shall have been made (immediately after the making of such Additional Term Loans on such date) and
(c) the date on which any Commitment Termination Event occurs.

     "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor
Administrative Agent pursuant to Section 9.4.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agents' Fee Letter" means the confidential fee letter, dated April 5, 2004, among the Borrower, the Administrative Agent and the Co-Syndication Agents.

     "Agreement" means, on any date, the Existing Credit Agreement as amended and restated on the Effective Date and, as the same may thereafter from time to time be further amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the Base Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

     "Applicable Commitment Fee" means a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                                                   Applicable
              Leverage Ratio                     Commitment Fee
      ------------------------------             --------------
      greater than or equal to 3.0:1                 0.500%
              less than 3.0:1                        0.375%

     The Leverage Ratio used to compute the Applicable Commitment Fee for any day shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of
Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to and including the date the Borrower delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above. Notwithstanding the foregoing, the Borrower may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a written estimate (the "Leverage Ratio Estimate") setting forth the Borrower's good faith estimate of the Leverage Ratio (based on calculations contained in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1. In the event that the Leverage Ratio Estimate indicates that there would be a change in the Applicable Commitment Fee resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Commitment Fee which is greater than the Applicable Commitment Fee theretofore in effect, then (A) such greater Applicable Commitment Fee shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if the Borrower shall have theretofore made any payment of commitment fees in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, the Borrower shall pay as a supplemental payment of commitment fees, an amount which equals the difference between the amount of commitment fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such commitment fees actually so paid.

     "Applicable Margin" means, at all times during the applicable periods set forth below,

          (a) with respect to the unpaid principal amount of each Initial Term Loan maintained as a (i) Base Rate Loan, 2.00% per annum and (ii) LIBO Rate Loan, 3.25% per annum;

          (b) with respect to the unpaid principal amount of each Additional Term Loan of any Tranche maintained as a (i) Base Rate Loan, the rate per annum agreed by the Borrower and the Lenders that have agreed to provide the Additional Term Loan Commitments pursuant to which such Additional Term Loan, and the other Additional Term Loans of such Tranche, were made and (ii) LIBO Rate Loan, the rate per annum agreed by the Borrower and the Lenders that have agreed to provide the Additional Term Loan Commitment pursuant to which such Additional Term Loan, and the other Additional Term Loans of such Tranche, were made;

          (c) with respect to the unpaid principal amount of each Foreign Loan of any Tranche, the rate per annum agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Loan Commitments pursuant to which such Foreign Loan, and the other Foreign Loans of such Tranche, were made;

          (d) from the Effective Date to (but excluding) the date upon which the Compliance Certificate for the first Fiscal Quarter ended after the Effective Date is delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1, with respect to the unpaid principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan maintained as a Base Rate Loan, 2.00% per annum, and (ii) Revolving Loan maintained as a LIBO Rate Loan, 3.25% per annum; and

          (e) at all times after the date of delivery of the Compliance Certificate described in clause (d) above, with respect to the unpaid principal amount of each Swing Line Loan (which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of LIBO Rate Loans:

           Applicable Margin For Revolving Loans and Swing Line Loans
           ----------------------------------------------------------

                                          Applicable                Applicable
                                       Margin For Base           Margin For LIBO
         Leverage Ratio                   Rate Loans                Rate Loans
         --------------                ---------------           -------------
 greater than or equal to 4.5:1              2.00%                     3.25%
less than 4.5:1 but greater than             1.75%                     3.00%
        or equal to 4.0:1
less than 4.0:1 but greater than             1.50%                     2.75%
        or equal to 3.5:1
less than 3.5:1 but greater than             1.25%                     2.50%
        or equal to 3.0:1
         less than 3.0:1                     1.00%                     2.25%

     The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans and Revolving Loans for any day shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent on or prior to such day pursuant to clause (c) of Section
7.1.1. Changes in the Applicable Margin for Swing Line Loans and Revolving Loans resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of
Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for Swing Line Loans and Revolving Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to the date the Borrower delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Margin for Swing Line Loans and Revolving Loans set forth above. Notwithstanding the foregoing, the Borrower may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a Leverage Ratio Estimate setting forth the Borrower's good faith estimate of the Leverage Ratio (based on calculations set forth in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to clause (c) of Section 7.1.1. In the event that the Leverage Ratio Estimate indicates that there would be a change in the Applicable Margin resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Margin which is greater than the Applicable Margin theretofore in effect, then (A) such greater Applicable Margin shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if the Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans or Revolving Loans, or of letter of credit fees pursuant to the first sentence of Section 3.3.3, in any such case in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, the Borrower shall pay as a supplemental payment of interest and/or letter of credit fees, an amount which equals the difference between the amount of interest and letter of credit fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and letter of credit fees actually so paid.

     "Approved Fund" means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

     "Assignee Lender" is defined in Section 10.11.

     "Assumed Indebtedness" means Indebtedness of a Person which is (i) in existence at the time such Person becomes a Restricted Subsidiary of the Borrower or (ii) is assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Borrower.

     "Authorized Officer" means, relative to any Obligor, those of its officers (or equivalent members) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

     "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.

     "Borrower Pledge and Security Agreement" means the Second Amended and Restated Borrower Pledge and Security Agreement executed and delivered by an Authorized Officer of the Borrower, substantially in the form of Exhibit F-2 hereto, delivered pursuant to clause (b) of Section 5.1.6, together with any supplements thereto and any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Borrower Transaction Restricted Payments" is defined in the fourth recital.

     "Borrowing" means Loans of the same type and Tranche and, in the case of LIBO Rate Loans, having the same Interest Period made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

     "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City and, with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Borrower and the Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Borrower and the Restricted Subsidiaries; provided that Capital Expenditures shall not include
(i) any such expenditures or any such principal component funded with (x) any Casualty Proceeds, as permitted under clause (f) of Section 3.1.1, or (y) any Net Disposition Proceeds of any asset sale permitted under clause (c) of
Section 7.2.9 or any asset sale of obsolete or worn out equipment permitted under subclause (a)(i) of Section 7.2.9 or (ii) any Investment made under
Section 7.2.5 (other than pursuant to clause (d) thereof).

     "Capital Stock" means, (i) in the case of a corporation, any and all capital or corporate stock, including shares of preferred or preference stock of such corporation, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate or capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease Liabilities" means, without duplication, all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by S&P or P-l by Moody's and not issued by an Affiliate of any Obligor, or (ii) issued by any Lender (or its holding company);

          (c) any time deposit, certificate of deposit or bankers acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

          (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

          (e) repurchase agreements which (i) are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or Baa1 or better by Moody's and maturing not more than one year after such time, (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above and (iii) have a market value at the time of such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

          (f) any money market or similar fund not less than 95% of the assets of which are comprised of any of the items specified in clauses (a) through (e) above and as to which withdrawals are permitted at least every 90 days; or

          (g) in the case of any Restricted Subsidiary of the Borrower organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a) through (f) above.

     "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any of the Restricted Subsidiaries.

     "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of the Restricted Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien (x) is permitted by Section 7.2.3 and (y) has priority over the Liens securing the Obligations.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means (i) the failure of Holdings at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under clauses (b), (d) and (g) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Borrower; (ii) the failure of the Equity Investors and their Affiliates at any time to own, free and clear of all Liens and encumbrances (other than Liens (x) arising under the Stockholders' Agreement and (y) of the types permitted to exist under clause
(d) or (g) of Section 7.2.3) all right, title and interest in at least 51% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Holdings; or (iii) the failure of the DLJMB Entities and their Affiliates at any time to have the right to designate or cause to be elected a majority of the Board of Directors of Holdings.

     "Charter Document" means, relative to any Obligor, its certificate of incorporation, its by-laws or other constituent documents and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means, as the context may require, (i) a Lender's Initial Term Loan Commitment, Additional Term Loan Commitment, Revolving Loan Commitment, Letter of Credit Commitment or Foreign Loan Commitment or (ii) the Swing Line Lender's Swing Line Loan Commitment.

     "Commitment Amount" means, as the context may require, the Initial Term Loan Commitment Amount, an Additional Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount, the Swing Line Loan Commitment Amount or a Foreign Loan Commitment.

     "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date, a Term Loan Commitment Termination Date or a Foreign Loan Commitment Termination Date.

     "Commitment Termination Event" means (i) the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries), or
(ii) the occurrence and continuance of any other Event of Default and either
(x) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (y) in the absence of such declaration, the giving of notice to the Borrower by the Administrative Agent, acting at the direction of the Required Lenders, that the Commitments have been terminated.

     "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer that is the president, the chief executive officer, the treasurer or the chief financial or accounting officer of the Borrower, substantially in the form of Exhibit E hereto.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA, or for purposes of Section 412 of the Code, Section 414(m) or Section 414(o) of the Code.

     "Converted Term Loan" is defined in clause (b) of Section 2.1.1.

     "Credit Extension" means, as the context may require, (i) the making of a Loan by a Lender, or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

     "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

     "CSFB" is defined in the preamble.

     "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrower which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

     "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, excluding current maturities of Indebtedness.

     "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and the Restricted Subsidiaries that (i) is of the type referred to in clause (a), (b) (other than undrawn commercial letters of credit and undrawn letters of credit in respect of workers' compensation, insurance, performance and surety bonds and similar obligations, in each case incurred in the ordinary course of business), (c) or (f) of the definition of "Indebtedness" and (ii) any Contingent Liability in respect of any of the foregoing types of Indebtedness.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

     "Defaulting Lender" means any Lender which defaults in (i) its obligation under Section 2.6.1 to reimburse drawings made under any Letter of Credit, or
(ii) its obligation under clause (b) of Section 2.3.2 to make a Swing Line Refunding Loan.

     "Disbursement" is defined in Section 2.6.2.

     "Disbursement Date" is defined in Section 2.6.2.

     "Disbursement Due Date" is defined in Section 2.6.2.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

     "DLJMB Entities" means, collectively, DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners A, L.P., DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. and any other fund under common control with any of the foregoing.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "EBITDA" means, for any applicable period, subject to clause (b) of
Section 1.4, the sum (without duplication) for the Borrower and the Restricted Subsidiaries on a consolidated basis of

          (a) Net Income,

plus

          (b) the amount deducted in determining Net Income representing depreciation, amortization and all other non-cash charges or expenses (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months), plus

          (c) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

plus

          (d) the amount deducted in determining Net Income representing Interest Expense, and fees, expenses and management bonuses (to the extent, in the case of management bonuses, paid at or prior to the Effective Date);

plus

          (e) any non-capitalized transaction fees and costs incurred in connection with the Transaction (which shall not exceed the lesser of (x) the actual costs incurred or accrued and (y) $29,000,000), plus

          (f) any amounts deducted in determining Net Income representing mark-to-market losses that must be recognized currently in net income under Financial Accounting Standards Board Statement 133,

plus

          (g) any amounts deducted in determining Net Income representing payments made pursuant to the Financial Advisory Agreement;

minus

          (h) Restricted Payments (other than any such Restricted Payments the proceeds of which are used to fund payments made pursuant to the Financial Advisory Agreement) of the type referred to in clause (c)(i) of Section
     7.2.6 made during such period,

minus

          (i) any amounts added in determining Net Income representing mark-to-market gains that must be recognized currently in net income under Financial Accounting Standards Board Statement 133.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Effective Date Certificate" means the certificate of an Authorized Officer of the Borrower delivered pursuant to Section 5.1.3, substantially in the form of Exhibit D hereto.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any other financial institution or (e) any fund that invests in commercial loans in the ordinary course of its business and that, together with its Related Funds, has net assets in excess of $100,000,000.

     "Eligible Institution" means a financial institution that has combined capital and surplus of not less than $500,000,000 or its equivalent in foreign currency, whose long-term certificate of deposit rating or long-term senior unsecured debt rating is rated "BBB" or higher by S&P and "Baa2" or higher by Moody's or an equivalent or higher rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment or the effect of the environment on human health and safety.

     "Equity Investors" means (i) the DLJMB Entities and (ii) the other institutional investors holding Capital Stock of Holdings on the Effective Date (after giving effect to the Redemption).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" is defined in Section 8.1.

     "Excess Cash Flow" means, for any applicable period, the excess (if any), of

          (a) EBITDA for such applicable period;

over

          (b) the sum, without duplication (for such applicable period) of

               (i) the cash portion of Interest Expense (net of interest income) for such applicable period;

     plus

               (ii) scheduled payments, to the extent actually made, of the principal amount of the Term Loans and Foreign Term Loans and scheduled payments and optional and mandatory prepayments of the principal of any other funded Debt (including Capitalized Lease Liabilities), mandatory prepayments of the principal amount of Revolving Loans pursuant to clause (f)(i) of Section 3.1.1 in connection with a permanent reduction of any Revolving Loan Commitment Amount and mandatory prepayments of the principal amount of Foreign Revolving Loans pursuant to clause (f)(ii) of Section
          3.1.1 in connection with a permanent reduction of the related Foreign Revolving Loan Commitment Amount, in each case to the extent actually made and for such applicable period;

     plus

               (iii) all federal, state and foreign income taxes actually paid in cash by the Borrower and the Restricted Subsidiaries for such applicable period;

     plus

               (iv) Capital Expenditures actually made during such applicable period pursuant to clause (a) or (b)(iii) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause
          (c) of Section 7.2.2 to a vendor or financer of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

     plus

               (v) the amount of the net increase (if any) of Current Assets, other than cash, and Cash Equivalent Investments, over Current Liabilities of the Borrower and the Restricted Subsidiaries for such applicable period;

     plus

               (vi) Investments permitted and actually made, in cash, pursuant to clause (d), (l) or (m) of Section 7.2.5 during such applicable period (excluding Investments financed with the proceeds of any issuance of Capital Stock or Indebtedness other than Revolving Loans);

     plus

               (vii) Restricted Payments of the type described in clauses
          (c)(ii), (c)(iii) and (c)(iv) of Section 7.2.6 made during such applicable period;

     plus

               (viii) transaction fees and costs paid in connection with the Transaction (which shall not exceed the lesser of (x) the actual costs incurred or accrued and (y) $29,000,000);

     plus

               (viii) (x) payments made pursuant to the Financial Advisory Agreement for such applicable period and (y) Restricted Payments made pursuant to clause (c)(i) of Section 7.2.6 to the extent that the proceeds thereof were used to make payments pursuant to the Financial Advisory Agreement for such applicable period.

     "Excluded Equity Proceeds" means any proceeds received by Holdings, the Borrower or any of their respective Subsidiaries from the sale or issuance by such Person of its Capital Stock or any warrants or options in respect of any such Capital Stock or the exercise of any such warrants or options, in each case pursuant to any such sale, issuance or exercise constituting or resulting from (i) capital contributions to, or Capital Stock issuances by, Holdings, the Borrower or any of their respective Subsidiaries (exclusive of any such contribution or issuance resulting from a Public Offering or a widely distributed private offering exempted from the registration requirements of
Section 5 of the Securities Act of 1933, as amended), (ii) any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of such Person or any of its Subsidiaries, (iii) any loan made by Holdings, the Borrower or any of their respective Subsidiaries pursuant to clause (g) of Section 7.2.5, (iv) the sale of any Capital Stock of Holdings to any officer, director or employee described in clause (ii) above; provided such proceeds do not exceed $15,000,000 in the aggregate, or (v) the exercise of any options or warrants issued to any officer, employee or director described in clause (ii) above.

     "Existing Credit Agreement" is defined in the third recital.

     "Existing Issuer" is defined in the third recital.

     "Existing Lenders" is defined in the third recital.

     "Existing Letters of Credit" is defined in the third recital.

     "Existing Loans" is defined in the third recital.

     "Existing Preferred Stock" is defined in the fourth recital.

     "Existing Revolving Loans" is defined in the third recital.

     "Existing Term Loans" is defined in the third recital.

     "Existing Swing Line Loans" is defined in the third recital.

     "Expense Payments" is defined in the fourth recital.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letters" means the Agents' Fee Letter and any other fee letter entered into in connection with this Agreement or any other Loan Document.

     "Filing Agent" is defined in Section 5.1.7.

     "Filing Statement" means any UCC financing statement (Form UCC-1) or other similar statement or UCC termination statement (Form UCC-3) required pursuant to the Loan Documents.

     "Financial Advisory Agreement" means the financial advisory agreement between Holdings and certain of the Equity Investors.

     "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

     "Fiscal Year" means any twelve-month period ending on September 30 of any calendar year.

     "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

          (a) EBITDA for all such Fiscal Quarters

to

          (b) the sum (without duplication) of

               (i) Capital Expenditures actually made during all such Fiscal Quarters pursuant to clause (a) or (b)(iii) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(c) to a vendor or financer of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

     plus

               (ii) the cash portion of Interest Expense (net of interest income and excluding any mark-to-market gains or losses that must be recognized currently in computing interest expense under Financial Accounting Standards Board Statement 133) for all such Fiscal Quarters;

     plus

               (iii) all scheduled payments of principal of the Term Loans and other funded Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

     plus

               (iv) Restricted Payments made or permitted to be made pursuant to clause (c)(ii) or (iv) of Section 7.2.6 during all such Fiscal Quarters;

     plus

               (v) all federal, state and foreign income taxes actually paid or payable in cash by the Borrower and the Restricted Subsidiaries for all such Fiscal Quarters

          (other than any such taxes arising on account of any sale, lease, conveyance or other disposition of any asset outside the ordinary course of business).

     "Foreign Borrower" is defined in Section 2.2.3.

     "Foreign Currency" means any currency other than Dollars.

     "Foreign Loan" means, as applicable, a Foreign Term Loan and/or a Foreign Revolving Loan.

     "Foreign Loan Commitment" means as applicable, a Foreign Term Loan Commitment and/or a Foreign Revolving Loan Commitment.

     "Foreign Loan Commitment Termination Date" means a Foreign Term Loan Commitment Termination Date and/or a Foreign Revolving Loan Commitment Termination Date, as applicable.

     "Foreign Loan Note" means a promissory note of a Foreign Borrower payable to any Lender making Foreign Loans to such Foreign Borrower, in form and substance satisfactory to such Lender(s) (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Foreign Borrower to such Lender resulting from outstanding Foreign Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of the Restricted Subsidiaries (other than any Receivables Co.) pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in a Pledge Agreement).

     "Foreign Revolving Loan" is defined in clause (c) of Section 2.1.2.

     "Foreign Revolving Loan Commitment" is defined in Section 2.2.3.

     "Foreign Revolving Loan Commitment Amount" is defined in Section 2.2.3.

     "Foreign Revolving Loan Commitment Termination Date" means, with respect to any Foreign Revolving Loan Commitment, the earliest of (a) any date agreed by the Foreign Borrower, the Lender providing such Foreign Revolving Loan Commitment and the other Lenders providing related Foreign Revolving Loan Commitments, (b) the date upon which the applicable Foreign Revolving Loan Commitment Amount is terminated in full or reduced to zero and (c) the date on which any Commitment Termination Event occurs.

     "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary.

     "Foreign Term Loan" is defined in clause (d) of Section 2.1.1.

     "Foreign Term Loan Commitment" is defined in Section 2.2.3.

     "Foreign Term Loan Commitment Amount" is defined in Section 2.2.3.

     "Foreign Term Loan Commitment Termination Date" means, with respect to any Foreign Term Loan Commitment, the earliest of (a) any date agreed by the Foreign Borrower, the Lender providing such Foreign Term Loan Commitment and the other Lenders providing related Foreign Term Loan Commitments, (b) the date upon which Foreign Term Loans in an aggregate principal amount equal to the related Foreign Term Loan Commitment Amount shall have been made (immediately after the making of such Foreign Currency Term Loans on such date) and (c) the date on which any Commitment Termination Event occurs.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Granting Lender" is defined in clause (h) of Section 10.11.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate or currency swap agreements, interest or exchange rate cap agreements and interest or exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Holdings" means Mueller Holdings (N.A.), Inc., a Delaware corporation.

     "Holdings Business" is defined in Section 7.2.1.

     "Holdings Guaranty and Pledge Agreement" means the Second Amended and Restated Guaranty and Pledge Agreement executed and delivered by an Authorized Officer of Holdings, substantially in the form of Exhibit F-1 hereto, delivered pursuant to clause (a) of Section 5.1.6, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Holdings Indenture" means the Indenture, dated on or after the Effective Date, between Holdings, and Law Debenture Trust Company of New York, as trustee, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

     "Holdings Notes" means the senior discount notes to be issued by Holdings on or after the Effective Date, in an aggregate initial accreted value not to exceed $110,100,000 pursuant to the Holdings Indenture, as amended, supplemented, amended and restated or otherwise modified in accordance with
Section 7.2.10 and any registered exchange notes issued in exchange therefor.

     "Holdings Note Issuance" is defined in the fourth recital.

     "Holdings Transaction Restricted Payments" is defined in the fourth recital.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification (i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all Capitalized Lease Liabilities of such Person;

          (d) net liabilities of such Person under all Hedging Obligations;

          (e) whether or not so included as liabilities in accordance with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets;

          (f) all Receivables Facility Outstandings of such Person; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Initial Term Loans" is defined in Section 2.1.1.

     "Initial Term Loan Commitment" is defined in Section 2.1.1.

     "Initial Term Loan Commitment Amount" means $545,000,000.

     "Initial Term Loan Commitment Termination Date" means the earliest of (a) April 23, 2004, if the Initial Term Loans have not been made on or prior to such date, (b) the Effective Date (immediately after the making of the Initial Term Loans on such date), and (c) the date on which any Commitment Termination Event occurs.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Effective Date, among the Administrative Agent, Law Debenture Trust Company of New York in its capacity as trustee under the Second Lien Notes Indenture and the Obligors party thereto, substantially in the form attached hereto as Exhibit J, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

          (a) EBITDA for all such Fiscal Quarters

to

          (b) the cash portion of Interest Expense (net of interest income and excluding any mark-to-market gains or losses that must be recognized currently in computing interest expense under Financial Accounting Standards Board Statement 133) for all such Fiscal Quarters.

     "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Borrower and the Restricted Subsidiaries for such applicable period, as determined in accordance with GAAP, including
(i) the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense and (ii) any amounts included in such consolidated interest expense in respect of Permitted Receivables Transactions (or, if any such Permitted Receivables Transaction is an "off-balance sheet" transaction under GAAP, any amounts that would have been so included in respect of such Permitted Receivables Transaction if it were an "on-balance sheet" transaction under GAAP), in each case excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

     "Interest Period" means, as to any LIBO Rate Loan, the period commencing on the Borrowing date of such Loan (or, in the case of any Converted Term Loan, the Effective Date) or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if consented to by each applicable Lender, nine or twelve months thereafter as selected by the Borrower in its Borrowing Request or its Conversion/Continuation Notice; provided that:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (iii) no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan;

          (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

          (v) there shall be no more than twenty Interest Periods in effect at any one time;

provided, further, that (i) with respect to each Borrowing of Term Loans consisting of LIBO Rate Loans made, or into which Existing Term Loans are converted, on the Effective Date, the initial Interest Period shall be the period commencing on (and including) the Business Day on which such Borrowing is made (including pursuant to any such conversion) and ending on (and including) the last Business Day of the calendar month following the month in which such Borrowing is made (including pursuant to any such conversion) and
(ii) with respect to each Borrowing of Additional Term Loans or Foreign Loans of any Tranche, the initial Interest Period (or, if there shall be more than one Interest Period then in effect in respect of outstanding Term Loans or Foreign Loans of such Tranche, initial Interest Periods) in respect of the Loans constituting such Borrowing shall be the period (or periods) commencing on (and including) the Business Day on which such Borrowing is made and ending on (and including) (x) if there are Term Loans or Foreign Loans of such Tranche then outstanding, the last day (or days) of the Interest Period (or Interest Periods) applicable to Term Loans or Foreign Loans of such Tranche then outstanding (with, if there is more than one Interest Period with respect to outstanding Term Loans of such Tranche then in effect, the aggregate principal amount of such Additional Term Loans with initial Interest Periods ending on the last day of each such Interest Period being in proportion to the aggregate principal amount of the outstanding Term Loans of such Tranche having Interest Periods ending on such day) and (y) if there are no Term Loans or Foreign Loans of such Tranche then outstanding, the last Business Day of the calendar month following the month in which such Borrowing is made.

     "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), and
(ii) any ownership or similar interest (in the nature of Capital Stock) held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

     "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

     "Issuer" means Bank One, NA in its capacity as issuer of Letters of Credit (including in respect of Existing Letters of Credit) and any Lender as may be designated by the Borrower (and consented to by the Administrative Agent and such Lender, such consent by the Administrative Agent not to be unreasonably withheld) in its capacity as issuer of Letters of Credit.

     "Lead Arranger" means CSFB.

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit H hereto.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 2.1.3.

     "Letter of Credit Commitment" means, with respect to any Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $50,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.1.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

     "Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio of

          (a) total Debt less cash and Cash Equivalent Investments of the Borrower and the Restricted Subsidiaries on a consolidated basis outstanding at such time;

to

          (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

     "Leverage Ratio Estimate" is defined in the definition of Applicable Commitment Fee.

     "LIBO Rate" means, with respect to any LIBO Rate Loans for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                    LIBO Rate           =                 LIBO Rate
                                              -------------------------------
                  (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on its signature page hereto or in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

     "Loan" means, as the context may require, a Revolving Loan, a Term Loan, a Foreign Loan or a Swing Line Loan, of any type.

     "Loan Document" means this Agreement, the Intercreditor Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender relating to Hedging Obligations of the Borrower or any of its Subsidiaries, each Borrowing Request, each Issuance Request, the Fee Letters, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof) and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Issuer, the Administrative Agent, the Lead Arranger or the Lenders under, this Agreement or any other Loan Document.

     "Material Documents" means the Stock and Asset Purchase Agreement, the Charter Documents of each of the Borrower and Holdings, the Principal Other Transaction Documents, the Stockholders' Agreement, the Permitted Subordinated Debt Documents, and the Permitted Senior Debt Documents and the Permitted Holdings Debt Documents, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Material Subsidiary" means (i) any direct or indirect Restricted Subsidiary of the Borrower which holds, owns or contributes, as the case may be, 3% or more of the gross revenues, assets or EBITDA of the Borrower and the Restricted Subsidiaries, on a consolidated basis, and (ii) any Restricted Subsidiary of the Borrower designated by the Borrower as a Material Subsidiary. The Borrower shall designate one or more Restricted Subsidiaries of the Borrower as Material Subsidiaries if, in the absence of such designation, the aggregate gross revenues, assets or EBITDA of all Restricted Subsidiaries of the Borrower that are not Material Subsidiaries would exceed 3% of the gross revenues, assets or EBITDA of the Borrower and the Restricted Subsidiaries, on a consolidated basis.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means, collectively, each Mortgage or Deed of Trust executed and delivered pursuant to the terms of this Agreement, including Section 7.1.12 of the Original Credit Agreement or clause (b) of Section 7.1.8 of the Original Credit Agreement, the Existing Credit Agreement or this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Borrower or any Restricted Subsidiary of any Debt (other than Debt permitted by Section 7.2.2 (other than pursuant to clause (k)) and clause
(b)(i) of Section 5.9 of the Holdings Guaranty and Pledge Agreement, in each case, as in effect on the Effective Date), the excess of:

          (a) the gross cash proceeds (which shall, in the case of any Receivables Facility Outstandings, be deemed to be in the amount of such Receivables Facility Outstandings determined in accordance with the definition thereof) received by Holdings, the Borrower or any such Restricted Subsidiary from such incurrence, sale or issuance (other than gross cash proceeds in respect of Permitted Receivables Transactions that exceed in the aggregate during the term of the Agreement $55,000,000), over

          (b) the sum (without duplication) of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, and (ii) in the case of any Debt incurred, sold or issued by any Foreign Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States.

     "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any of the Restricted Subsidiaries (other than sales permitted pursuant to clause (a), (b), (d) (to the extent the proceeds of the transfer permitted thereunder constitute Net Casualty Proceeds), (e) or (f) of Section 7.2.9, but including any sale or issuance of Capital Stock of any such Subsidiary to any Person other than the Borrower or any of the Subsidiaries), the excess of

          (a) the sum of the gross cash proceeds received, directly or indirectly, by the Borrower or any of the Restricted Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Restricted Subsidiary in respect thereof, less

          (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including, in the event of a transfer, sale or other disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the United States), (iii) payments made by the Borrower or any of the Restricted Subsidiaries to retire Indebtedness (other than the Loans) of the Borrower or any of the Restricted Subsidiaries where payment of such Indebtedness is required in connection with such sale, transfer or other disposition and (iv) reserves for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by the Borrower and the Restricted Subsidiaries in cash in connection therewith;

provided that if, after the payment of all taxes, purchase price adjustments and retained fixed liabilities with respect to such sale, transfer or other disposition, the amount of estimated taxes, purchase price adjustments or retained fixed liabilities, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the tax, purchase price adjustment or retained fixed liabilities amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

     "Net Equity Proceeds" means with respect to any sale or issuance by Holdings or the Borrower to any Person of any Capital Stock of Holdings or the Borrower, as the case may be, or any warrants or options with respect to any such Capital Stock or the exercise of any such warrants or options after the Effective Date (exclusive of any such proceeds constituting Excluded Equity Proceeds) the excess of:

          (a) the gross cash proceeds received by Holdings or the Borrower from such sale, exercise or issuance,

over

          (b) the sum, without duplication, of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance and (ii) the amount of such proceeds used by the Borrower or any Restricted Subsidiary to make an Investment permitted by clause (l) of Section 7.2.5.

     "Net Income" means, for any period, the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, excluding (a) net losses or gains realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business) and
(b) extraordinary or nonrecurring income (or expense), including, to the extent similar to items excluded, for any prior period, from "Net Income" under the Original Credit Agreement or the Existing Credit Agreement, any restructuring costs, or costs reasonably determined by the Borrower to be associated with facility or product line closures, consolidation or rationalization, together with any related provision for taxes and any compensation charge incurred in connection with the Transaction; provided that the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Borrower or a Restricted Subsidiary in cash.

     "Non-Consenting Lender" means any Lender that, in response to any request by the Borrower or any Agent to a departure from, waiver of or amendment to any provision of any Loan Document that requires the agreement of all Lenders or all Lenders with respect to a particular Tranche, which departure, waiver or amendment receives the consent of the Required Lenders or the holders of a majority of the Commitments or (if the applicable Commitments in respect of such Tranche shall have expired or been terminated) outstanding Credit Extensions in respect of such Tranche, as the case may be, shall not have given its consent to such departure, waiver or amendment.

     "Non-Defaulting Lender" means a Lender that is neither a Defaulting Lender nor a Non-Funding Lender.

     "Non-Funding Lender" means a Lender that shall have failed to fund any Loan hereunder that it was required to have funded in accordance with the terms hereof, which Loan was included in any Borrowing in respect of which a majority of the aggregate principal amount of all Loans included in such Borrowing were funded by the Lenders party thereto.

     "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Borrower or any of the Restricted Subsidiaries (other than Capital Stock of Unrestricted Subsidiaries pledged by the Borrower or a Restricted Subsidiary to secure Debt of such Unrestricted Subsidiary); provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Borrower or any of the Restricted

Subsidiaries if the Borrower or such Restricted Subsidiary was otherwise permitted to incur such guarantee under this Agreement.

     "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

     "Note" means, as the context may require, a Revolving Note, a Term Note, a Foreign Loan Note or a Swing Line Note.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement and each other Loan Document.

     "Obligor" means the Borrower or any other Person (other than any Agent, the Lead Arranger, any Issuer, the Swing Line Lender or any Lender) obligated under any Loan Document.

     "Other Transaction Documents" means the Principal Other Transaction Documents and all agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Redemption, the Transaction Restricted Payments, the Holdings Note Issuance, the Subordinated Note Issuance and the Second Lien Note Issuance, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Other Transaction Indebtedness" means the Second Lien Notes, the Subordinated Notes and, from and after the Holdings Note Issuance, the Holdings Notes.

     "Participant" is defined in clause (d) of Section 10.11.

     "Patriot Act" is defined in Section 10.16.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

     "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage relating to Initial Term Loans, Additional Term Loans, Revolving Loans, Foreign Revolving Loans or Foreign Term Loans, as the case may be, as set forth in
Schedule II or in an amendment thereto reflecting any Additional Term Loan Commitments or Foreign Loan Commitments or, in any such case, in a Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11. A Lender shall not have any Commitment to make Loans of any Tranche if its percentage under the respective column heading is zero.

     "Permitted Holdings Debt" means Debt of Holdings having terms consistent with the following: (i) no scheduled payments of principal prior to the ninth anniversary of the Effective Date, (ii) no payments of interest required to be made in cash prior to the fifth anniversary of the Effective Date, (iii) commercially reasonable interest or accretion rate, (iv) the absence of financial maintenance covenants, (v) the absence of guarantees by the Borrower or any Restricted Subsidiary, and (vi) the absence of covenants or other terms or conditions that, taken as a whole, are more restrictive than the covenants, terms and restrictions contained in the Credit Agreement and the other Loan Documents.

     "Permitted Holdings Debt Documents" means all loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing or executed in connection with Permitted Holdings Debt, in each case as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

     "Permitted Receivables Transaction" means one or more trade receivables financing transactions pursuant to which the Borrower and any of its Restricted Subsidiaries sells Accounts and assets related thereto that are customarily transferred with such Accounts in receivables financing transactions, or interests therein, directly or indirectly through another Restricted Subsidiary of the Borrower to a Receivables Co., and such Receivables Co. sells such Accounts and related assets, or interests therein, or grants Liens in such Accounts and related assets, or interests therein, to buyers thereof or providers of financing based thereon, so long as (i) the aggregate principal amount outstanding (without duplication) at any time of all such financings does not exceed $80,000,000 and (ii) such financings are subject to customary terms and conditions or other terms and conditions reasonably acceptable to the Administrative Agent.

     "Permitted Senior Debt" means notes issued by the Borrower having terms consistent with the following: (i) no scheduled payments of principal for at least six months following the latest Stated Maturity Date, (ii) commercially reasonable interest rates, (iii) the absence of financial maintenance covenants other than financial maintenance covenants that are no more restrictive than the financial maintenance covenants included in the Second Lien Notes and (iv) the absence of covenants or any other terms or conditions that, taken as a whole, are more restrictive than the covenants, terms and restrictions contained in this Agreement and the other applicable Loan Documents.

     "Permitted Senior Debt Documents" means all loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing or executed in connection with Permitted Senior Debt, in each case as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

     "Permitted Subordinated Debt" means unsecured subordinated notes issued by the Borrower having terms consistent with the following: (i) subordination in right of payment to the

Obligations pursuant to terms and conditions substantially similar to those set forth in the Subordinated Note Indenture or other terms and conditions reasonably acceptable to the Administrative Agent, (ii) no scheduled payments of principal for at least one year following the latest Stated Maturity Date,
(iii) commercially reasonable interest rates, (iv) the absence of financial maintenance covenants, and (v) the absence of covenants or any other terms or conditions that, taken as a whole, are more restrictive than the covenants, terms and restrictions contained in this Agreement and the other applicable Loan Documents.

     "Permitted Subordinated Debt Documents" means all loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing or executed in connection with Permitted Subordinated Debt, in each case as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreement" means, as the context may require, the Borrower Pledge and Security Agreement, the Holdings Guaranty and Pledge Agreement or the Subsidiary Pledge and Security Agreement.

     "Pledge and Security Agreement" means, as the context may require, the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement.

     "Principal Other Transaction Documents" means the Second Lien Note Indenture, the Second Lien Notes, the Subordinated Note Indenture, the Subordinated Notes, and, from and after the Holdings Note Issuance, the Holdings Indenture and the Holdings Notes, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Pro Forma Financial Statements" is defined in clause (a) of Section
5.1.8.

     "Public Offering" means, for any Person, any sale after the Effective Date of the Capital Stock of such Person to the public pursuant to a primary offering registered under the Securities Act of 1933, as amended.

     "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with June 30, 2004.

     "Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement entered into by the Borrower pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Receivables Co." means any Restricted Subsidiary of the Borrower established after the Effective Date whose sole business consists of purchasing Accounts and related assets, or interests therein, pursuant to a Permitted Receivables Transaction, from the Borrower and its Restricted Subsidiaries, selling and granting Liens on such Accounts and related assets, or interests therein, obtaining credit on the basis of sales of or Liens on such Accounts and related assets, or interests therein, and such other activities as are incidental to the foregoing.

     "Receivables Facility Outstandings" means obligations of the Borrower and its Restricted Subsidiaries, with respect to any Permitted Receivables Transaction, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations in respect of any Permitted Receivables Transaction shall be (i) if such Permitted Receivables Transaction is or should be an "on-balance-sheet" transaction in accordance with GAAP, the aggregate principal amount of debt required to be reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in respect thereof in accordance with GAAP and (ii) if such Permitted Receivables Transaction is or should be an "off-balance-sheet" transaction in accordance with GAAP, the aggregate principal amount of debt that would be required to be reflected on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in respect thereof in accordance with GAAP if such Permitted Receivables Transaction were an "on-balance-sheet" transaction in accordance with GAAP.

     "Redemption" is defined in the fourth recital.

     "Refinancing" is defined in the fourth recital.

     "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

     "Register" is defined in clause (b) of Section 2.7.

     "Reimbursement Obligation" is defined in Section 2.6.3.

     "Reinstatement Date" is defined in Section 4.1.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Replacement Lender" is defined in Section 4.11.

     "Replacement Notice" is defined in Section 4.11.

     "Required Lenders" means, at any time, Non-Defaulting Lenders holding more than 50% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restricted Payments" is defined in Section 7.2.6.

     "Restricted Payments Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer that is the president, the chief executive officer, the treasurer, the chief financial officer or, for so long as the Borrower does not have a chief financial officer, the controller of the Borrower, substantially in the form of Exhibit E-2 hereto.

     "Restricted Subsidiary" means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

     "Revolving Loans" is defined in Section 2.1.2.

     "Revolving Loan Commitment" is defined in Section 2.1.2.

     "Revolving Loan Commitment Amount" means, on any date, $80,000,000, as such amount may be increased from time to time pursuant to Section 2.2.2 or reduced from time to time pursuant to Section 2.2.1.

     "Revolving Loan Commitment Termination Date" means the earliest of (i) the fifth anniversary of the Effective Date, (ii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to
Section 2.2, and (iii) the date on which any Commitment Termination Event occurs.

     "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

     "Second Lien Note Indenture" means the Indenture, dated as of the Effective Date, among the Borrower, the guarantors signatory thereto, and Law Debenture Trust Company of New York, as trustee, as in effect on the Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

     "Second Lien Note Issuance" is defined in the fourth recital.

     "Second Lien Notes" means the second priority senior secured floating rate notes due 2011 issued by the Borrower in an aggregate principal amount of $100,000,000, as in effect on the Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with
Section 7.2.10 and any registered exchange notes issued in exchange therefor.

     "Secured Parties" means, collectively, the Lenders, the Issuers, the Administrative Agent and each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "SPC" is defined in clause (g) of Section 10.11.

     "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

     "Stated Expiry Date" is defined in Section 2.6.

     "Stated Maturity Date" means (i) in the case of any Revolving Loan, the fifth anniversary of the Effective Date, (ii) in the case of any Initial Term Loan, the seventh anniversary of the Effective Date or, in the case of any such day that is not a Business Day, the first Business Day following such day, provided however that if the Existing Preferred Stock is not fully redeemed as a result of the Redemption, and, on the date (the "Contingent Term Loan Maturity Date") that is one year prior to the date set for the mandatory redemption of the Existing Preferred Stock, Holdings has not amended the terms of any remaining outstanding Existing Preferred Shares to extend the mandatory redemption date for the Existing Preferred Shares to at least the eighth anniversary of the Effective Date, the Stated Maturity Date shall be the Continent Term Loan Maturity Date, and (iii) in the case of any Foreign Loan or Additional Term Loan, the date set forth in the agreement pursuant to which the applicable Lenders agreed to provide the Foreign Loan Commitment or Additional Term Commitment in respect of such Foreign Loan or Additional Term Loan.

     "Stock and Asset Purchase Agreement" means the Amended and Restated Stock and Asset Purchase Agreement, dated as of August 13, 1999 (as amended or otherwise modified from time to time in accordance with Section 7.2.10) among Tyco International (US) Inc., Grinnell Corporation, Tyco Group S.a.r.l and Holdings.

     "Stockholders' Agreement" means the Stockholders' Agreement, dated as of August 16, 1999, among Holdings, the DLJMB Entities and certain other holders of Capital Stock of Holdings, as the same has been amended, modified or supplemented through the Effective Date and may, subject to Section 7.2.10, be amended, modified or supplemented thereafter.

     "Subordinated Note Indenture" means the Indenture, dated as of the Effective Date, among the Borrower, the guarantors signatory thereto, and Law Debenture Trust Company of New York, as trustee, as in effect on the Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10.

     "Subordinated Note Issuance" is defined in the fourth recital.

     "Subordinated Notes" means the 10% senior subordinated notes due 2012 issued by the Borrower in an aggregate principal amount of $315,000,000, as in effect on the Effective Date and, thereafter, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.10 and any registered exchange notes issued in exchange therefor.

     "Subordination Provisions" is defined in Section 8.1.11.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interests) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. For purposes of this Agreement and the other Loan Documents, any Acquired Controlled Person shall be deemed to be a "Subsidiary" of the Borrower for purposes of Sections 6.1, 6.7, 6.9, 6.10, 6.11, 6.12, 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6, 7.1.7(b), 7.2.1, 7.2.2, 7.2.3, 7.2.5, 7.2.6,
7.2.9, 7.2.11, 7.2.12 and 7.2.14 and, to the extent (and only to the extent) that it relates to any of the foregoing Sections, Article VIII.

     "Subsidiary Guarantor" means each U.S. Subsidiary of the Borrower that has executed and delivered a Subsidiary Guaranty (or a supplement thereto).

     "Subsidiary Guaranty" means the Amended and Restated Subsidiary Guaranty executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to Section 5.1.5, substantially in the form of Exhibit G hereto, together with any supplements thereto delivered pursuant to the terms of this Agreement, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Pledge and Security Agreement" means the Second Amended and Restated Subsidiary Pledge and Security Agreement executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to clause (b) of
Section 5.1.6, substantially in the form of Exhibit F-3 hereto, together with any supplements thereto and any supplemental Foreign Pledge Agreements delivered pursuant to the terms thereof or of this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Swing Line Lender" means the Administrative Agent in its capacity as Swing Line Lender hereunder.

     "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

     "Swing Line Loan Commitment" is defined in clause (b) of Section 2.1.2.

     "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.1.

     "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, substantially in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Syndication Agents" is defined in the preamble.

     "Taxes" is defined in Section 4.6.

     "Term Loan Commitment Termination Date" means, as the context may require, the Initial Term Loan Commitment Termination Date and any Additional Term Loan Commitment Termination Date.

     "Term Loan Commitments" means, collectively, the Initial Term Loan Commitments, and any Additional Term Loan Commitments.

     "Term Loans" means, collectively, the Initial Term Loans and any Additional Term Loans.

     "Term Note" means a promissory note of the Borrower payable to the order of any Lender, substantially in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or cash collateralized, all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

     "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of all Commitments.

     "Tranche" means, as the context may require, the Loans constituting Term Loans, Revolving Loans, Foreign Revolving Loans, Foreign Term Loans or Swing Line Loans; provided that (i) Term Loans having different Stated Maturity Dates or different amortization schedules shall constitute different Tranches, (ii) Foreign Term Loans made to different Foreign Borrowers or having different Stated Maturity Dates or different amortization schedules shall constitute different Tranches and (iii) Foreign Revolving Loans made to different Foreign Borrowers shall constitute different Tranches.

     "Transaction" is defined in the fourth recital.

     "Transaction Restricted Payment Amount" is defined in the fourth recital.

     "Transaction Restricted Payments" is defined in the fourth recital.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

     "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "U.S. Subsidiary" means any Subsidiary of the Borrower that is incorporated or organized in or under the laws of the United States, any state thereof or the District of Columbia.

     "Unrestricted Subsidiary" means (i) Anvil International LLC and (ii) any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of the Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Waiver" means an agreement in favor of the Administrative Agent for the benefit of the Lenders in form and substance reasonably satisfactory to the Administrative Agent.

     "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA, and to which the Borrower has any liability.

     "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

     SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4 Accounting and Financial Determinations.

          (a) Unless otherwise specified and subject to clause (b) of this
     Section 1.4, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders ("GAAP"); provided, however, that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 7.2.4, the definition of EBITDA, Leverage Ratio, Fixed Charge Coverage Ratio, Capital Expenditure, Net Income, Interest Expense, Applicable Margin, Applicable Commitment Fee or clause
     (b) or (d) of Section 3.1.1 to eliminate the effect of any change in GAAP on the operation of such covenant, definition or clause (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any such covenant, definition or clause for such purpose), then the Borrower's compliance with such covenant shall be determined, and such definitions and clauses shall be applied, on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant, definition or clause is amended in a manner satisfactory to the Borrower and the Required Lenders.

          (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio (and any financial calculations required to be made or included within such ratios) as of any date, all components of such ratios, including Capital Expenditures, in the case of any disposition, but excluding Capital Expenditures, in the case of any acquisition, for the period of four Fiscal Quarters ending at the end of the Fiscal Quarter most recently ended on or prior to such date shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Borrower or any of its Subsidiaries (including through mergers or consolidations) after the first day of such period of four Fiscal Quarters and prior to such date, as determined in good faith by the Borrower on a pro forma basis for such period of four Fiscal Quarters as if such acquisition or disposition had occurred on such first day of such period (including cost savings that would have been realized had such acquisition occurred on such day and which inclusion when not otherwise permitted under GAAP has been approved by a majority of the board of directors of Holdings).

                                  ARTICLE II

                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

     SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4, 2.1.5 and Article V),

          (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to each of its Commitments and the Swing Line Lender agrees to make Swing Line Loans pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1; and

          (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1.

     SECTION 2.1.1 Term Loan Commitment.

          (a) On the Effective Date, each Lender that has a Percentage in excess of zero of the Initial Term Loan Commitment will make a loan (relative to such Lender, its "Initial Term Loan") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Initial Term Loans requested by the Borrower to be made on the Effective Date (with the commitment of each such Lender described in this clause referred to as its "Initial Term Loan Commitment"). No amounts prepaid or repaid with respect to Term Loans may be reborrowed.

          (b) In connection with the making of the Initial Term Loans pursuant to clause (a), by delivering written notice to the Administrative Agent at least two Business Days prior to the Effective Date, any Lender of Existing Term Loans may elect to make all or any portion of such Lender's Percentage of the Initial Term Loans requested by the Borrower to be made on the Effective Date by converting all or a portion of the outstanding principal amount of the Existing Term Loans held by such Lender into Initial Term Loans in a principal amount equal to the amount of Existing Term Loans so converted (each such Existing Term Loan to the extent it is to be converted a "Converted Term Loan"). On the Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Initial Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Initial Term Loans. Any written notice to the Administrative Agent delivered by an applicable Lender pursuant to this Section shall specify the amount of such Lender's Term Loan Commitment and the principal amount of Existing Term Loans held by such Lender that are to be converted into Initial Term Loans.

          (c) On any date on or prior to the Additional Term Loan Commitment Termination Date with respect to any Additional Term Loan Commitment, each Lender that has a Percentage in excess of zero of such Additional Term Loan Commitment will make a loan (each such loan an "Additional Term Loan") to the Borrower equal to such Lender's Percentage of the aggregate Borrowing or Borrowings of Additional Term Loans requested by the Borrower to be made on such date pursuant to such Additional Term Loan Commitment.

          (d) On any date on or prior to the Foreign Term Loan Commitment Termination Date with respect to any Foreign Term Loan Commitment, each Lender that has a Percentage in excess of zero of such Foreign Term Loan Commitment will make a loan (each such loan a "Foreign Term Loan") to the Foreign Borrower with respect to such Foreign Term Loan Commitment equal to such Lender's Percentage of the aggregate Borrowing or Borrowings of Foreign Term Loans requested by such Foreign Borrower to be made on such date pursuant to such Foreign Term Loan Commitment.

     SECTION 2.1.2 Revolving Loan Commitment and Swing Line Loan Commitment. Subject to compliance by the Borrower with Sections 2.1.4 and 5.2, from time to time on any Business Day occurring on or after the Effective Date but prior to the Revolving Loan Commitment Termination Date,

          (a) each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this clause is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans;

          (b) the Swing Line Lender will make a loan (a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans; and

          (c) each Lender that has a Percentage of a Foreign Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Foreign Revolving Loans") to the Foreign Borrower with respect to such Foreign Revolving Loan Commitment equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Foreign Revolving Loans requested by such Foreign Borrower to be made on such day. On the terms and subject to the conditions hereof, the applicable Foreign Borrower may from time to time borrow, prepay and reborrow Foreign Revolving Loans.

     SECTION 2.1.3 Letter of Credit Commitment. Subject to compliance by the Borrower with Sections 2.1.5 and 5.2, from time to time on any Business Day occurring on or after the Effective Date to, but excluding, the date which is ten days before the Revolving Loan Commitment Termination Date, the applicable Issuer will (i) issue one or more standby or commercial letters of credit (each referred to as a "Letter of Credit") for the account of the Borrower or any of the Restricted Subsidiaries in the Stated Amount requested by the Borrower on such day, or (ii) renew an existing standby or commercial Letter of Credit previously issued hereunder (including any Letter of Credit deemed issued hereunder pursuant to Section 2.6) by extending the Stated Expiry Date thereof to a date not later than the earlier to occur of (x) five days prior to the Revolving Loan Commitment Termination Date and (y) the date which is 12 months from the date of such renewal; provided that, notwithstanding the terms of this clause (y), a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the applicable Issuer or the account party of such Letter of Credit (which notice by the account party shall have been provided to the applicable Issuer in writing) more than a specified period prior to the then existing Stated Expiry Date.

     SECTION 2.1.4 Lenders Not Permitted or Required to Make the Loans. No Lender shall be permitted or required to, and the Borrower shall not request any Lender to, make

          (a) any Initial Term Loan if, after giving effect thereto, the aggregate original principal amount of all the Initial Term Loans of such Lender would exceed such Lender's Percentage of the Initial Term Loan Commitment Amount;

          (b) any Additional Term Loan pursuant to any Additional Term Loan Commitment if, after giving effect thereto, the aggregate original principal amount of all Additional Term Loans of such Lender made pursuant to such Additional Term Loan Commitment would exceed such Lender's Percentage of the Additional Term Loan Commitment Amount in respect of such Additional Term Loan Commitment;

          (c) any Foreign Term Loan pursuant to any Foreign Term Loan Commitment if, after giving effect thereto, the aggregate original principal amount of all Foreign Term Loans of such Lender made pursuant to such Foreign Term Loan Commitment would exceed such Lender's Percentage of the Foreign Term Loan Commitment Amount in respect of such Foreign Term Loan Commitment;

          (d) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans of all the Lenders with Revolving Loan Commitments, together with the Letter of Credit Outstandings and the aggregate outstanding principal amount of all Swing Line Loans, would exceed the then existing Revolving Loan Commitment Amount;

          (e) any Foreign Revolving Loan pursuant to any Foreign Revolving Loan Commitment if, after giving effect thereto, the aggregate principal amount of all outstanding Foreign Revolving Loans of such Lender made pursuant to such Foreign Revolving Loan Commitment would exceed such Lender's Percentage of the Foreign Revolving Loan Commitment Amount in respect of such Foreign Revolving Loan Commitment; or

          (f) any Swing Line Loan if, after giving effect thereto (i) the aggregate outstanding principal amount of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

     SECTION 2.1.5 Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit if:

          (a) after giving effect thereto, the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount;

          (b) after giving effect thereto, the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount; or

          (c) the Letter of Credit has an expiration date later than the earlier of (x) five Business Days prior to the Revolving Loan Commitment Termination Date and (y) the date which is 12 months from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (y) shall not prevent the applicable Issuer from agreeing that a Letter of Credit will be extended pursuant to Section 2.1.3 (including pursuant to "evergreen" provisions permitted thereunder).

     SECTION 2.2 Changes in Commitment Amount.

     SECTION 2.2.1 Reduction of Revolving Loan Commitment Amount. The Borrower may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the Revolving Loan Commitment Amount; provided that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Revolving Loan Commitment Amount shall be in an aggregate amount of

$500,000 or any larger integral multiple of $100,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be, to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the applicable Issuer or the Swing Line Lender.

     SECTION 2.2.2 Increases in Revolving Loan Commitment Amount; Additional Term Loan Commitments. At any time that no Event of Default has occurred and is continuing, and prior to the Revolving Loan Commitment Termination Date (or, in the case of an Additional Term Loan Commitment, the Stated Maturity Date of the Initial Term Loans), the Borrower may notify the Administrative Agent that the Borrower is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $50,000,000 in additional Revolving Loan Commitments and/or commitments to make Term Loans (any such commitment, an "Additional Term Loan Commitment"; and the aggregate amount thereof agreed to be provided by the applicable Lenders or other lenders in response to any such request, an "Additional Term Loan Commitment Amount"). Upon receipt of such notice, the Administrative Agent shall use commercially reasonable efforts to arrange for the Lenders or other Eligible Assignees to provide such additional Commitments; provided, however, that the Administrative Agent will first offer each of the Lenders that then has a Percentage in excess of zero with respect to the applicable Tranche a pro rata portion of any such additional Commitments. Alternatively, CSFB may commit to provide the full amount of the requested additional Commitments and then offer portions of such additional Commitments to the Lenders or other Eligible Institutions, subject to the proviso to the immediately preceding sentence. Nothing contained in this Section or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional Commitments, (i) in the case of any Additional Term Loan Commitment with a Stated Maturity Date, and an amortization schedule, identical to the Stated Maturity Date, and remaining amortization schedule, of the Initial Term Loans, upon the making of any Additional Term Loans pursuant to such Additional Term Loan Commitment, the Administrative Agent will adjust the amortization schedule set forth in clause (g) of Section 3.1.1 so that the Borrower will repay an additional amount on each Quarterly Payment Date equal to whatever percentage of the outstanding principal amount of the Initial Term Loans would have otherwise been due on such Quarterly Payment Date multiplied by the aggregate principal amount of such Additional Term Loans, with any remaining principal amount of such Additional Term Loans to be due and payable on the Stated Maturity Date for the applicable Tranche, (ii) in the case of any Additional Term Loan Commitment for which the Stated Maturity Date, or amortization schedule, is not identical to the Stated Maturity Date, and remaining amortization schedule, of the Initial Term Loans, upon the making of any Additional Term Loans pursuant to such Additional Term Loan Commitment,
Section 3.1.1 will be amended by adding a new clause thereto (and making conforming amendments to the other provisions of this Agreement) to provide for the amortization of such Additional Term Loans on the schedule agreed between the Borrower and the Lenders that agreed to provide the Additional Term Loan Commitments pursuant to which such Additional Term Loans were made, (iii) in the case of an increase in the Revolving Loan Commitment

Amount, (A) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided,
(B) the Percentages of the respective Lenders in respect of the increased Revolving Loan Commitment Amount shall be proportionally adjusted (provided, however, that the amount equal to the adjusted Percentage of a Lender in respect of Revolving Loans multiplied by the Revolving Loan Commitment Amount as increased pursuant to clause (A) may not exceed the amount equal to the Percentage of such Lender in respect of Revolving Loans immediately prior to any adjustment made pursuant to this clause (B) multiplied by the Revolving Loan Commitment Amount immediately prior to the corresponding increase thereof pursuant to clause (A) without the consent of such Lender) and such adjustment shall be recorded in the Register and (C) at such time and in such manner as the Borrower and the Administrative Agent shall agree (it being understood that the Borrower and the Administrative Agent will use commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans so as to cause the amounts of such Revolving Loans held by each Lender with a Percentage in excess of zero of the Revolving Loan Commitment to conform to its Percentage of the Revolving Loan Commitment and (iv) the Borrower shall execute and deliver any additional Notes, other amendments or modifications to any Loan Document, and any other certificates, consents or legal opinions as the Administrative Agent may reasonably request.

     SECTION 2.2.3 Foreign Loan Commitments. At any time that no Event of Default has occurred and is continuing, and prior to the Revolving Loan Commitment Termination Date, the Borrower may notify the Administrative Agent that one of its Restricted Subsidiaries that is a Foreign Subsidiary (such Subsidiary, a "Foreign Borrower") is requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $30,000,000 or the Foreign Currency equivalent thereof in Dollars or one or more Foreign Currencies in the form of a new tranche of revolving loan commitments (any such commitment, a "Foreign Revolving Loan Commitment"; and the aggregate amount thereof agreed to be provided by the applicable Lenders or other lenders in response to any such request, a "Foreign Revolving Loan Commitment Amount") and/or commitments to make Foreign Term Loans (any such commitment, a "Foreign Term Loan Commitment"; and the aggregate amount thereof agreed to be provided by the applicable Lenders or other lenders in response to any such request, a "Foreign Term Loan Commitment Amount"). Upon receipt of such notice, the Administrative Agent shall use commercially reasonable efforts to arrange for the Lenders or other Eligible Assignee to provide such additional Commitments. Alternatively, CSFB may commit to provide the full amount of the requested additional Commitments and then offer portions of such additional Commitments to the Lenders or other Eligible Institutions. Nothing contained in this Section or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such additional Commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional Commitments, the Administrative Agent is hereby authorized, without obtaining any further consents of the Lenders, to enter into any amendments or supplements (including an amendment and restatement of the Agreement) with the Borrower and/or any Foreign Borrower to this and any other Loan Document to the extent necessary to implement the foregoing and include the applicable Foreign Loan Commitment and Foreign Loans hereunder and the Borrower shall execute and deliver any additional Notes, other amendments or modifications to any Loan Document, and any other certificates, consents or legal opinions as the Administrative Agent may reasonably request in furtherance thereof.

     SECTION 2.3 Borrowing Procedures and Funding Maintenance. Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

     SECTION 2.3.1 Term Loans and Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 p.m., New York time (or, in the case of any Borrowing of Foreign Loans, such time as the applicable Foreign Borrower and the Administrative Agent shall agree), on a Business Day, the Borrower (or, in the case of a Borrowing of Foreign Loans, the applicable Foreign Borrower) may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) (or, in the case of any Borrowing of Foreign Loans, such notice as the applicable Foreign Borrower and the Administrative Agent shall agree), that a Borrowing be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000 (or, in the case of any Borrowing of Foreign Loans, such aggregate amounts as the applicable Foreign Borrower and the Administrative Agent shall agree), or in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans or Revolving Loans deemed made under Section 2.6.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m., New York time (or, in the case of any Borrowing of Foreign Loans, such time as the applicable Foreign Borrower and the Administrative Agent shall agree), on such Business Day each Lender with a Commitment of greater than zero with respect to the applicable Tranche shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing, except, in the case of Initial Term Loans, to the extent such Lender elects to convert Existing Term Loans into Initial Term Loans pursuant to clause (b) of Section 2.1.1. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.3.2 Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 2:00 p.m., New York time, on the Business Day the proposed Swing Line Loan is to be made, the Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $500,000 or any larger integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., New York time, on the Business Day telephonic notice is received by it as provided in this clause (a), to the Borrower by wire transfer to the account the Borrower shall have specified in its notice therefor.

          (b) If (i) any Swing Line Loan shall be outstanding for more than four Business Days or (ii) any Default shall occur and be continuing, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid in full, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) (each such Revolving Loan, a "Swing Line Refunding Loan") in an amount equal to such Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided that the Swing Line Lender shall not request, and no Lender with a Revolving Loan Commitment shall make, any Swing Line Refunding Loan if, after giving effect to the making of such Swing Line Refunding Loan, the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. On or before 12:00 p.m., New York time on the first Business Day following receipt by each Lender with a Revolving Loan Commitment of a request to make Swing Line Refunding Loans as provided in the preceding sentence, each such Lender with a Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced Swing Line Refunding Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Swing Line Refunding Loan in an amount equal to the Swing Line Lender's Percentage in respect of the Revolving Loan Commitments of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Swing Line Refunding Loan pursuant to this clause (b), the amount so funded shall become outstanding as a Revolving Loan of such Lender and to the extent to made (or deemed made, in the case of the Swing Line Lender) shall no longer constitute a portion of the applicable Swing Line Loan. All interest payable with respect to any Swing Line Refunding Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause
     (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Swing Line Refunding Loans were made. Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make the Swing Line Refunding Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Obligor; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by the Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or any larger integral multiple of $100,000, be, in the case of Base Rate Loans denominated in Dollars, converted into LIBO Rate Loans denominated in Dollars or, in the case of LIBO Rate Loans denominated in Dollars, converted into Base Rate Loans denominated in Dollars or continued as LIBO Rate Loans denominated in Dollars (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan denominated in Dollars at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, (i) in the case of any Revolving Loan, automatically convert to a Base Rate Loan denominated in Dollars and (ii) in the case of any Term Loan, automatically be continued as a LIBO Rate Loan denominated in Dollars with a new Interest Period of one month); provided that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans denominated in Dollars may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided further, that, except for purposes of determining whether any such increased costs are payable by the Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

     SECTION 2.6 Issuance Procedures. By delivering to the applicable Issuer and the Administrative Agent an Issuance Request on or before 1:00 p.m., New York time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three Business Days' notice (or such shorter or longer notice as may be acceptable to the applicable Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three Business Days' notice (unless a shorter notice period is acceptable to the applicable Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated

Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of the Borrower (whether issued for the account of or on behalf of the Borrower or any of the Restricted Subsidiaries) in such form as may be requested by the Borrower and approved by such Issuer, for the purposes described in Section
7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Borrower or a Subsidiary of the Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the applicable Issuer and each Lender that has a Revolving Loan Commitment thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (x) five days prior to the Revolving Loan Commitment Termination Date and (y) the date which is 12 months from the date of issuance of such Letter of Credit; provided that notwithstanding the terms of clause (y) above, a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the applicable Issuer or the account party more than a specified period prior to the then existing Stated Expiry Date. The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. In the event that the Issuer is other than the Administrative Agent, such Issuer will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Issuer for the previous week. The Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each payment of the letter of credit fees payable pursuant to Section 3.3.3, a report setting forth the daily maximum amount available to be drawn for all Issuers during such period.

     SECTION 2.6.1 Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from such Issuer, to the extent of its Percentage in respect of the Revolving Loan Commitments, and such Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of the Revolving Loan Commitments, be responsible for reimbursing promptly (and in any event within one Business Day) the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with
Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage in respect of the Revolving Loan Commitments, be entitled to receive a ratable portion of the letter of credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section
3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the applicable Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

     SECTION 2.6.2 Disbursements; Conversion to Revolving Loans. The applicable Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any drawing under any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:30 p.m., New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date through the date of such reimbursement; provided that, if no Default shall have then occurred and be continuing, unless the Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse such Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Revolving Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than such Issuer) will deliver to such Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Loans all of the statements set forth in Section 5.2.1 are true and correct.

     SECTION 2.6.3 Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the applicable Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the Borrower failing or electing not to reimburse such Issuer and the giving of notice thereof by the Administrative Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse such Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against such Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

     SECTION 2.6.4 Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries) or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b) upon notification by the Administrative Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the applicable Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

     SECTION 2.6.5 Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the applicable Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower, each Obligor and each such Lender, and shall not put such Issuer under any resulting liability to the Borrower, any Obligor or any such Lender, as the case may be.

     SECTION 2.6.6 Existing Letters of Credit. Notwithstanding anything to the contrary herein, the Existing Letters of Credit outstanding on the Effective Date (as set forth in Schedule III hereto) shall be deemed to be Letters of Credit outstanding hereunder.

     SECTION 2.7 Register; Notes.

          (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

          (b) (i) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (ii) the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

          (ii) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, a Revolving Note, a Term Note and a Swing Line Note, and each applicable Foreign Borrower will execute and deliver to such Lender a Foreign Loan Note, evidencing the Loans made by such Lender. The Borrower hereby irrevocably authorizes, and with respect to any Foreign Loan Note, the Foreign Borrower that issued such Note authorizes, each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower absent manifest error; provided that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES


     SECTION 3.1 Repayments and Prepayments; Application.

     SECTION 3.1.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and repayments of Loans shall or may be made as set forth below.

          (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

               (i) Loans (other than Swing Line Loans); provided that

                    (A) any such prepayment of the Term Loans and Foreign Term
               Loans shall be made pro rata among Term Loans and Foreign Term Loans of the same type and Tranche and, if applicable, having the same Interest Period of all Lenders that have made such Term Loans or Foreign Term Loans, and any such prepayment of Revolving Loans or Foreign Revolving Loans shall be made pro rata among the Revolving Loans of the same type and Tranche and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans or Foreign Revolving Loans;

                    (B) the Borrower shall comply with Section 4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                    (C) all such voluntary prepayments shall require at least
               one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                    (D) all such voluntary partial prepayments shall be in an
               aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

               (ii) Swing Line Loans, provided that

                    (A) all such voluntary prepayments shall require prior
               telephonic notice to the Swing Line Lender on or before 2:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing by the Borrower within 24 hours thereafter); and

                    (B) all such voluntary partial prepayments shall be in an
               aggregate amount of $500,000 and an integral multiple of $100,000 or in the aggregate principal amount of all Swing Line Loans then outstanding.

          (b) No later than five Business Days following the delivery by the Borrower of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1, the Borrower shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended and, no later than five Business Days following the delivery of such calculation, make or cause to be made a mandatory prepayment of the Term Loans (and, if agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Term Loan Commitments of any Tranche, the Foreign Term Loans of such Tranche) in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year (or, in the case of the Fiscal Year ending September 30, 2004, 50% of an amount equal to (x) the Excess Cash Flow (if any) for such Fiscal Year multiplied by (y) a fraction, the numerator of which is the number of days in the period from and including the Effective Date through and including September 30, 2004 and the denominator of which is 366) less (ii) the aggregate amount of all voluntary prepayments of the principal of the Term Loans and Foreign Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as set forth in Section 3.1.2; provided that such prepayment shall only be required to be made to the extent that the amount of Debt, as reduced by giving effect to such prepayment would result in a Leverage Ratio of greater than or equal to 3.25:1 on a pro forma basis as of the date of such prepayment.

          (c) No later than (i) one Business Day (in the case of Net Debt Proceeds) or (ii) 30 calendar days (in the case of Net Disposition Proceeds) following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Borrower or any Restricted Subsidiary, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $2,000,000 (other than in the case of Net Debt Proceeds incurred pursuant to clause (k) of Section 7.2.2, which shall include all such Net Debt Proceeds), make a mandatory prepayment of the Term Loans (and, if agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Term Loan Commitments of any Tranche, the Foreign Term Loans of such Tranche) in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided that no mandatory prepayment on account of such Net Disposition Proceeds shall be required under this clause if the Borrower informs the Administrative Agent no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the Holdings Business (including by way of merger or investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365 day period being applied to the Term Loans (and, if so agreed, the Foreign Term Loans of any Tranche) as set forth in
     Section 3.1.2.

          (d) The Borrower shall, concurrently with the receipt of any Net Equity Proceeds by Holdings, the Borrower or any Restricted Subsidiary, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $2,000,000, and subject to the proviso below, make or cause to be made a mandatory prepayment of the Term Loans (and, if agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Term Loan Commitments of any Tranche, the Foreign Term Loans of such Tranche) in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided that such prepayment shall only be required to be made to the extent that the amount of Debt, as reduced by giving effect to such prepayment would result in a Leverage Ratio of greater than or equal to 3.50:1 on a pro forma basis as of the date of such prepayment.

          (e) The Borrower shall, no later than the 60th calendar day following the receipt by the Borrower or any of the Restricted Subsidiaries of any Casualty Proceeds in excess of $2,000,000 (individually or in the aggregate in any Fiscal Year), make or cause to be made a mandatory prepayment of the Term Loans (and, if agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Term Loan Commitments of any Tranche, the Foreign Term Loans of such Tranche) in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Administrative Agent no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or the Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the Holdings Business (including by way of merger or Investment) and in fact uses such Casualty Proceeds to rebuild or replace the damaged, destroyed or condemned assets or property subject to such Casualty Event or to acquire such other property or assets within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365 day period being applied to the Term Loans (and, if so agreed, the Foreign Term Loans of any Tranche) as set forth in
     Section 3.1.2; provided further, that at any time when any Event of Default shall have occurred and be continuing or Casualty Proceeds not applied as provided above shall exceed $2,000,000, such Casualty Proceeds will be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrower to pay for such rebuilding, replacement or acquisition.

          (f) On each date when (i) any reduction in the Revolving Loan Commitment Amount shall become effective, the Borrower shall make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced and (ii) any reduction in the Foreign Revolving Loan Commitment Amount of any Tranche shall become effective, the applicable Foreign Borrower shall make a mandatory prepayment of Foreign Revolving Loans of such Tranche in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Foreign Revolving Loans of such Tranche over the Foreign Revolving Loan Commitment Amount of such Tranche as so reduced;

          (g) The Borrower shall, on the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, make a scheduled repayment of the outstanding principal amount, if any, of Initial Term Loans in an aggregate amount equal to the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):


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

                                                                   Scheduled
                                                                   Principal
                                    Period                         Repayment
                                    ------                       -------------
                    June 15, 2004 to and including                 $1,362,500
                    April 10, 2011
                    The Stated Maturity Date                     $506,850,000

          (h) Following the prepayment in full of the Term Loans (and, if agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Term Loan Commitments of any Tranche, the Foreign Term Loans of such Tranche), on the date the Term Loans (and any such Foreign Term Loans) would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Excess Cash Flow, Net Equity Proceeds or Casualty Proceeds, the Borrower shall first, prepay Revolving Loans and Swing Line Loans, and, second, deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the amount by which the Term Loans (and any such Foreign Term Loans) would otherwise have been required to be prepaid if Term Loans (or any such Foreign Term Loans) had been outstanding.

          (i) The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, repay all outstanding Loans and other Obligations, unless, pursuant to Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a) or (h) of this Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

     SECTION 3.1.2 Application. (a) Subject to clause (b) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

          (b) Each prepayment of Term Loans (and, if agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Term Loan Commitments of any Tranche, the Foreign Term Loans of such Tranche) made pursuant to clauses (a), (b), (c), (d) and (e) of Section 3.1.1 shall be applied in direct order of maturity of the remaining scheduled quarterly amortization payments in respect thereof (pro rata to each Tranche of Term Loans if there is more than one entitled to such prepayment), until all such Term Loans have been paid in full (provided that for purposes of the voluntary prepayment of the Existing Term Loans to be made with the proceeds of the Initial Term Loans on the Effective Date, the principal amount of all Converted Term Loans shall be considered paid in full).


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


     SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1 Rates. (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

          (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day. All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

          (c) Each Foreign Loan of any Tranche denominated in a Foreign Currency shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Foreign Loan was made to but excluding the date such Foreign Loan is repaid at a rate per annum agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Loan Commitments of such Tranche plus, if applicable, the Applicable Margin for such Foreign Loan.

     SECTION 3.2.2 Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue principal of Loans denominated in Dollars, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans denominated in Dollars or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to Section 3.2.1 plus 2%, (b) in the case of any overdue principal of Foreign Loans of any Tranche denominated in a Foreign Currency, overdue interest thereon, overdue commitment fees or other amounts in respect of Foreign Loans of such Tranche denominated in a Foreign Currency or other obligations (or the related Commitment) under such Tranche, the rate that would otherwise be applicable to such Foreign Loans of such Tranche denominated in such Foreign Currency pursuant to Section 3.2.1 plus 2% and (c) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to Revolving Loans that were Base Rate Loans plus 2%.

     SECTION 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;


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


          (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

          (e) with respect to Foreign Loans of any Tranche denominated in a Foreign Currency, on the dates agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Loan Commitments of such Tranche; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3 Fees. The Borrower agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1 Commitment Fee. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment hereunder, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such date at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrower to the Lenders under this clause (a). Payments by the Borrower to the Swing Line Lender in respect of accrued interest on Swing Line Loans shall be net of the commitment fee payable under this clause (a) in respect of the Swing Line Lender's Revolving Loan Commitment.

          (b) Each Foreign Borrower with respect to any Tranche of Foreign Revolving Loans agrees to pay to the Administrative Agent for the account of each Lender that has a Foreign Revolving Loan Commitment of such Tranche, for each day during the period (including any portion thereof when such Lenders' Foreign Revolving Loan Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the date upon which such Foreign Revolving Loan Commitments become effective pursuant to Section 2.2.3 and continuing to but excluding the Foreign Revolving Loan Commitment Termination Date with respect to such Tranche, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Foreign Revolving Loan Commitment Amount with respect to such Tranche for such date at the rate per annum, and at the times, agreed by such Foreign Borrower and the Lenders that agreed to provide such Foreign Revolving Loan Commitments.

     SECTION 3.3.2 Administrative Agent Fee. The Borrower agrees to pay a semi-annual administration fee to the Administrative Agent, for its own account, in the amount set forth in the Agents' Fee Letter, payable in advance on the Effective Date and semi-annually thereafter.

     SECTION 3.3.3 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each other Lender that has a Revolving Loan Commitment hereunder, a letter of credit fee for each day on which there shall be any Letters of Credit outstanding in an amount equal to (i) with respect to each standby Letter of Credit, a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit; and (ii) with respect to each documentary Letter of Credit, 1.25% per annum multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrower further agrees to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date, an issuance fee at the rates agreed between the Borrower and such Issuer.

                                  ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, in the absence of manifest error, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender hereunder, makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (i) all LIBO Rate Loans previously made by such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion and (ii) all Loans thereafter made by such Lender and outstanding prior to the Reinstatement Date shall be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected.


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


     SECTION 4.2 Deposits Unavailable. If the Administrative Agent shall have determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3 Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after the date upon which such Lender became a Lender hereunder. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of
(i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (ii) any Loans not being borrowed as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive,


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


guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after the applicable Lender becomes a Lender hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall, within five days of its receipt thereof, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided that such Lender may not impose materially greater costs on the Borrower than on other similarly situated borrowers by virtue of any such averaging or attribution method.

     SECTION 4.6 Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder or under any other Loan Document (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority from or through which payments originate or are made or deemed made by or to the Borrower, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender or the Administrative Agent by a jurisdiction under the laws of which such Lender or the Administrative Agent is organized or in which its principal executive office is located, or otherwise as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Lender or the Administrative Agent) of such Lender or the Administrative Agent and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement or any Note) or (ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply as of the date any Person becomes a Lender or Assignee Lender hereunder, or as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation available to the Borrower reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required; provided that the Borrower shall not be required to pay any such additional amounts in respect of amounts payable to any Lender that is not organized under the laws of the United States or a state thereof to the extent that the related tax is imposed (or an exemption therefrom is not available) as a result of such Lender or the Administrative Agent failing to comply with the requirements of clause (b) of Section 4.6.

     Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided that the Borrower shall not be obligated to make payment to the Lenders or the Administrative Agent (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Administrative Agent within 60 days from the date on which such Lenders or the Administrative Agent knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the Administrative Agent to apply payments in accordance with the tax law after the Borrower has made the payments required hereunder; provided further, that the Borrower shall not be required to pay any such additional amounts in respect of any amounts payable to any Lender or the Administrative Agent (as the case may be) that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender failing to comply with the requirements of clause (b) of Section 4.6. After the Lenders or the Administrative Agent (as the case may be) learn of the imposition of Taxes, such Lenders and the Administrative Agent will act in good faith to notify the Borrower of its obligations hereunder as soon as reasonably possible.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

     (b) Each Non-U.S. Lender shall, (i) on or prior to the Effective Date, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Borrower and the Administrative Agent, two or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN (or successor forms) establishing the Lender's exemption from United States federal withholding tax, or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8BEN and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of United

States federal withholding taxes; and (ii) to the extent permitted under applicable law, deliver to the Borrower and the Administrative Agent two further copies of any such form or document on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Borrower. Each Lender and the Administrative Agent agree, to the extent reasonable and without material cost to it, to provide to the Borrower and the Administrative Agent such other applicable forms or certificates as would reduce or eliminate any Tax otherwise applicable.

     (c) If the Borrower determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or the Administrative Agent, the relevant Lender or the Administrative Agent, as the case may be, shall cooperate with the Borrower in challenging such Tax at the Borrower's expense if requested by the Borrower; provided that nothing in this
Section 4.6 shall require any Lender or the Administrative Agent to submit to the Borrower or any Person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender or the Administrative Agent in its sole discretion shall determine.

     (d) If a Lender or the Administrative Agent shall receive a refund (including any offset or credits from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority)) of any Taxes paid by the Borrower pursuant to clause (a) of this Section 4.6, such Lender or the Administrative Agent (as the case may be) shall promptly pay the Borrower the amount so received, with interest from the taxing authority with respect to such refund, net of any tax liability incurred by such Lender or the Administrative Agent that is attributable to the receipt of such refund and such interest.

     (e) Each Lender and the Administrative Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 4.6; provided that nothing in this Section 4.6 shall require any Lender or the Administrate Agent to take any action which, in the sole discretion of such Lender or the Administrative Agent, is inconsistent with its internal policy and legal and regulatory restrictions.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Lender or the Administrative Agent pursuant to clause (a) of this Section 4.6 as a result of a change of law occurring after the Effective Date, then such Lender or the Administrative Agent, at the request of the Borrower, will change the jurisdiction of its applicable lending office (or office through which it performs any of its actions as Administrative Agent) if such change (i) would eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not, in the good faith determination of such Lender or the Administrative Agent, otherwise disadvantageous to such Lender or the Administrative Agent.

SECTION 4.7 Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders or Administrative Agent, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time (or, in the case of any payment to be made in a Foreign Currency, at such time as the Borrower and the Administrative Agent shall agree), on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Lead Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Lead Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, (i) in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days or (ii) in the case of interest on a Foreign Loan of any Tranche denominated in a Foreign Currency, on such basis as is agreed by the applicable Foreign Borrower and the Lenders that agreed to provide the Foreign Loan Commitments of such Tranche). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9 Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than a Subsidiary that is not a Material Subsidiary) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the


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right to appropriate and apply to the payment of the Obligations then due to it, and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10 Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5, or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.3, 4.4, 4.5, or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

     SECTION 4.11 Replacement of Lenders; Defaulting Lenders. (a) Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") (i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, (ii) gives notice pursuant to Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or any change in the basis upon which interest is to accrue in respect of such Subject Lender's LIBO Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, LIBO Rate Loans, (iii) becomes a Non-Consenting Lender or (iv) becomes a Non-Funding Lender or a Defaulting Lender, the Borrower may, within 180 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation) or within 180 days of such Lender becoming a Non-Consenting Lender, a Non-Funding Lender or a Defaulting Lender, as the case may be, give notice (a "Replacement Notice") in writing to the Administrative Agent and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Administrative Agent shall, in the exercise of their reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated financial institution is satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, all of its Commitments, Loans and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage in respect of any Revolving Loan Commitment under which there are outstanding Reimbursement Obligations of such


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Reimbursement Obligation, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the designated financial institution or Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

          (b) The parties hereto agree that upon the occurrence of any Lender becoming a Defaulting Lender, all amounts received by the Administrative Agent in respect of principal, interest and fees otherwise owing to such Defaulting Lender shall instead be applied (pro rata) to the reimbursement of any amounts owing by the Defaulting Lender to the Swing Line Lender and the Issuers due to the failure of such Defaulting Lender to satisfy any obligation, under Section 2.6.1, to reimburse drawings under any Letter of Credit or, under clause (b) of Section 2.3.2, to make any Swing Line Refunding Loan; provided that notwithstanding any such diversion of any such funds, as between the Borrower and such Defaulting Lender, such funds shall be deemed to have been applied in payment of the principal, interest and fees to which they would otherwise have been applied in the absence of such diversion.

                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

     SECTION 5.1 Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer(s) to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1 Resolutions, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the Effective Date, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of each Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it, upon which certificate the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 5.1.2 Other Transaction Documents. The Administrative Agent shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed versions of all Other Transaction Documents executed and delivered on or prior to the Effective Date, certified to be true and complete copies thereof by an Authorized Officer of the Borrower.

     SECTION 5.1.3 Effective Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Effective Date Certificate, substantially in the form of Exhibit D hereto, dated the Effective Date and duly executed and delivered by an Authorized Officer that is the president, the chief executive officer or the chief financial officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of


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the Borrower made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

     SECTION 5.1.4 Delivery of Notes. The Administrative Agent shall have received for the account of each Lender that has submitted, at least two Business Days prior to the Effective Date, a written request pursuant to clause
(b)(ii) of Section 2.7, a Note of the applicable Tranche duly executed and delivered by the Borrower.

     SECTION 5.1.5 Subsidiary Guaranty. The Administrative Agent shall have received the Subsidiary Guaranty, dated the Effective Date, duly executed and delivered by an Authorized Officer of each U.S. Subsidiary of the Borrower that is a Restricted Subsidiary and that is in existence on the Effective Date.

     SECTION 5.1.6 Pledge and Security Agreements, etc. The Administrative Agent shall have received executed counterparts of

          (a) the Holdings Guaranty and Pledge Agreement, dated as of the Effective Date, duly executed by an Authorized Officer of Holdings, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of the Borrower that constitute certificated securities and that are pledged pursuant to the Holdings Guaranty and Pledge Agreement, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank; and

          (b) each Pledge and Security Agreement, dated as of the Effective Date, duly executed and delivered by an Authorized Officer of the Borrower and each Restricted Subsidiary that is a U.S. Subsidiary, as applicable, together with:

               (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock that constitute certificated securities and that are pledged pursuant to the applicable Pledge and Security Agreement, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank, or, if any such shares of Capital Stock pledged pursuant to such Pledge and Security Agreement are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as the Administrative Agent shall deem necessary or in the reasonable opinion of the Administrative Agent desirable under applicable law to perfect the security interest of the Administrative Agent in such shares of Capital Stock; provided, however, that notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute the Subsidiary Pledge and Security Agreement, nor will the Borrower or any Restricted Subsidiary be required to deliver in pledge pursuant to the applicable Pledge and Security Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Foreign Subsidiary entitled to vote;


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


               (ii) all promissory notes evidencing intercompany Indebtedness payable to the Borrower or any Subsidiary Guarantor duly endorsed to the order of the Administrative Agent;

               (iii) assignments to the Administrative Agent of all existing UCC financing statements naming such Obligor as the debtor and the Existing Administrative Agent as the secured party;

               (iv) copies of proper UCC termination statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (other than Liens permitted under Section 7.2.3)

                    (A) in any collateral described in the applicable Pledge
               and Security Agreement previously granted by any Person, and

                    (B) securing any of the Indebtedness to be repaid in
               connection with the Transaction on or prior to the Effective
               Date,

          together with such other UCC termination statements (Form UCC-3) as the Administrative Agent may reasonably request from such Obligor; and,

               (v) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name such Obligor as the debtor and which are filed in the jurisdictions acceptable to the Administrative Agent, together with copies of such financing statements.

     SECTION 5.1.7 UCC Filing Service. All UCC financing statements (Form UCC-1), assignments (Form UCC-3), termination statements (Form UCC-3) or other similar financing statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been made available on the Effective Date to CT Corporation System or another similar filing service company reasonably acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in writing reasonably satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all such Filing Statements, (ii) that such Filing Statements have either been submitted for filing in the appropriate filing offices therefor or will be submitted for filing in such appropriate offices within ten days of the Effective Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the result of such submissions within 30 days of the Effective Date.

SECTION 5.1.8 Financial Information, Compliance Certificate etc. The Administrative Agent shall have received (a) a pro forma combined balance sheet of the Borrower and its Subsidiaries as of December 27, 2003, and pro forma combined statements of operations of the Borrower and its Subsidiaries for the twelve month and three month periods ended on December 27, 2003 giving effect to the Transaction and the acquisition by the Borrower of Star Pipe Fittings (the "Star Pipe Acquisition") as if, in the case of such balance sheet, the Transaction and the Star Pipe Acquisition had occurred on


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December 27, 2003 and, in the case of such statements of operations, the
Transaction and the Star Pipe Acquisition had occurred on October 1, 2002 (the "Pro Forma Financial Statements") (it being understood that the condition set forth in this clause (a) may be satisfied by the Borrower's delivery of a copy of the Offering Circular with respect to the Senior Lien Note Issuance and the Subordinated Note Issuance containing such Pro Forma Financial Statements) and
(b) an initial Compliance Certificate on a pro forma basis as if, in the case of balance sheet items, the Transaction and the Star Pipe Acquisition had been consummated on December 27, 2003 and, in the case of statement of operations items, the Transaction and the Star Pipe Acquisition had been consummated on October 1, 2002, in each case, certified by an Authorized Officer that is the treasurer, controller or chief financial or accounting officer of the Borrower, as giving effect to the consummation of the Transaction and the Star Pipe Acquisition on such basis and reflecting the proposed legal and capital structure of the Borrower, which legal and capital structure shall be as disclosed to the Lenders prior to the Effective Date or otherwise reasonably satisfactory in all respects to the Administrative Agent.

     SECTION 5.1.9 Solvency, etc. The Administrative Agent shall have received a solvency certificate from an Authorized Officer that is the treasurer, controller or chief financial or accounting officer of the Borrower, dated the Effective Date in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.1.10 Consummation of Transaction. The Administrative Agent shall have received evidence satisfactory to it that all actions necessary to consummate the Transaction (other than the Holdings Note Issuance and the payment of Holdings Transaction Restricted Payments with the net cash proceeds thereof) shall have been taken in accordance with all applicable law and in accordance with the terms of each applicable Other Transaction Document, without amendment or waiver of any material provision thereof.

     SECTION 5.1.11 Intercreditor Agreement. The Administrative Agent shall have received counterparts of an Intercreditor Agreement duly executed and delivered by itself, the trustee under the Second Lien Notes and the Obligors party thereto.

     SECTION 5.1.12 Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date and addressed to the Administrative Agent and all Lenders from Davis, Polk and Wardwell, special New York counsel to each of the Obligors, in substantially the form of Exhibit I.

     SECTION 5.1.13 Insurance. The Administrative Agent shall have received satisfactory evidence of the existence of insurance in compliance with Section
7.1.4 (including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, pursuant to documentation reasonably satisfactory to the Administrative Agent.

     SECTION 5.1.14 Closing Fees, Expenses, etc. The Administrative Agent shall have received, for its own respective account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 5.1.15 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors


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shall be reasonably satisfactory in form and substance to the Administrative
Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments that the Administrative Agent or its counsel shall have reasonably requested.

     SECTION 5.2 All Credit Extensions. The obligation of each Lender and, if applicable, the Issuer(s), to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

          (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

          (b) no Default shall have then occurred and be continuing.

     SECTION 5.2.2 Credit Extension Request. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

                                  ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Administrative Agent, the Issuers and each Lender as set forth in this Article VI.

     SECTION 6.1 Organization, etc. The Borrower and each of the Restricted Subsidiaries (a) is validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified to do business and is in good standing to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations in connection with the Transaction and its Obligations under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it


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except, in the case of this clause (c)(ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and, where applicable, each such other Obligor's participation in the consummation of the Transaction are (or, in the case of the Holdings Note Issuance, immediately before and after the consummation thereof, will be) within the Borrower's and each such Obligor's company powers, have been (or, in the case of the Holdings Note Issuance, immediately before and after the consummation thereof, will have been) duly authorized by all necessary company action, and do not (or, in the case of the Holdings Note Issuance, immediately before and after the consummation thereof, will not) (i) contravene the Borrower's or any such Obligor's Charter Documents, (ii) contravene any contractual restriction (other than any such contractual restriction that shall have been waived on or prior to the Effective Date (or, in the case of the Holdings Note Issuance, the date thereof)), law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties, except (i) pursuant to the terms of a Loan Document and (ii) Liens permitted under clause (p) of Section 7.2.3.

     SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any other Obligor is required to register as an "investment company" under the Investment Company Act of 1940, as amended, or is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4 Validity, etc. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document (other than the Intercreditor Agreement) executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


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     SECTION 6.5 Financial Information. The Borrower has delivered to the
Administrative Agent and each Lender copies of the Pro Forma Financial Statements. The Pro Forma Financial Statements have been prepared on a basis substantially consistent with GAAP and include appropriate pro forma adjustments to give pro forma effect to the Transaction and the Star Pipe Acquisition as if, in the case of the balance sheet contained therein, the Transaction and the Star Pipe Acquisition were consummated on December 27, 2003 and, in the case of the statements of operations contained therein, the Transaction and the Star Pipe Acquisition were consummated on October 1, 2002.

     SECTION 6.6 No Material Adverse Change. Since September 30, 2003 there has occurred no event, circumstance or condition that constitutes a Material Adverse Effect.

     SECTION 6.7 Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No development has occurred in any litigation, action or governmental investigation or other proceeding disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.8 Subsidiaries. The Borrower has only those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired or formed in accordance with Section 7.2.5 or 7.2.8.

     SECTION 6.9 Ownership of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of the Restricted Subsidiaries owns good title to, or leasehold interests in, all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to Section 7.2.3.

     SECTION 6.10 Taxes. Each of Holdings, the Borrower and each of their respective Subsidiaries has filed all Federal, State and other material tax returns required by law to have been filed by it and has paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Effective Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, in either case, is reasonably expected to lead to a liability to such Pension Plan in excess of $7,500,000. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material


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


liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), since the date of the financial statements most recently delivered pursuant to clause (a) or (b) of Section 7.1.1, the Borrower has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, except as would not have a Material Adverse Effect.

     SECTION 6.12 Environmental Matters. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse
Effect:

          (a) all facilities and property owned or leased by the Borrower or any of its Subsidiaries are in compliance with all Environmental Laws;

          (b) there are no pending or threatened (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

          (c) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

          (d) no property now or, to the best knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (e) to the knowledge of the Borrower, the Borrower and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location (i) which is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list, or (ii) which is the subject of federal, state or local enforcement actions or other investigations in respect of any Environmental Law; and

          (f) to the best knowledge of the Borrower, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability to the Borrower or any of its Subsidiaries under any Environmental Law.

     SECTION 6.13 Regulations U and X. No proceeds of any Credit Extension will be used in violation of F.R.S. Board Regulation U or X.


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     SECTION 6.14 Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of the Borrower, Holdings and their respective Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent, the Issuers or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of the Borrower, Holdings or any of their respective Subsidiaries to the Administrative Agent, the Issuers or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any fact necessary to make such information not materially misleading. Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Borrower has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

     SECTION 6.15 Solvency. (a) The Transaction did not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of
Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Effective Date, after giving effect to the Transaction, the Borrower was Solvent.

          (b) The incurrence by the Borrower of the Term Loans and the application of the proceeds thereof, will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of
     Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Effective Date, after giving effect to such incurrence and application, the Borrower is Solvent.

     SECTION 6.16 No Actions Taken. The Borrower, Holdings and each of their respective Subsidiaries have taken no action to release, modify, amend, negate, or otherwise waive or impair any environmental indemnity granted by any Person under or in connection with the Stock and Asset Purchase Agreement.

     SECTION 6.17 Issuance of Other Transaction Indebtedness; Status of Obligations as Senior Indebtedness, etc. The Borrower or Holdings, as applicable, has the power and authority to incur the Other Transaction Indebtedness as provided for under the Principal Other Transaction Documents applicable thereto and has duly authorized, executed and delivered the applicable Principal Other Transaction Documents applicable to such Other Transaction Indebtedness. The Borrower or Holdings, as applicable, has issued, pursuant to due authorization, the Other Transaction Indebtedness under the applicable Principal Other


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Transaction Documents, and such Principal Other Transaction Documents constitute the legal, valid and binding obligations of the Borrower or Holdings, as applicable, enforceable against the Borrower or Holdings, as applicable, in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations and all such Obligations are entitled to the benefits of the subordination created by the Subordinated Note Indenture or applicable Permitted Subordinated Debt Document, as applicable. The Borrower acknowledges that the Administrative Agent, each Lender and each Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Subordinated Note Indenture or applicable Permitted Subordinated Debt Document, as applicable, and the Intercreditor Agreement.

                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Administrative Agent, the Issuers and each Lender that, until the Termination Date has occurred, the Borrower will perform the obligations set forth in this
Section 7.1.

     SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (or, if the Borrower is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statements of operations for such Fiscal Quarter and the related consolidated statements of operations and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer or chief financial or accounting officer of the Borrower;

          (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Borrower ending after January 1, 2004 (or, if the Borrower is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year of the Borrower and its Subsidiaries, including therein a consolidated balance sheet for the Borrower and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being


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


     understood that the foregoing requirement may be satisfied by delivery of the Borrower's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by PricewaterhouseCoopers or another `Big Four' firm of independent public accountants or any other firm of independent public accountants consented to by the Administrative Agent, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of their report on such annual report, they have become aware of any Default in respect of any term, covenant, condition or other provision of this Agreement (including any Default in respect of any of the financial covenants contained in Section 7.2.4) that relates to accounting matters that has occurred and is continuing or, if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof;

          (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, in substantially the form of Exhibit E-1, executed by an Authorized Officer that is the president, the chief executive officer, the treasurer or the chief financial or accounting officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4;

          (d) as soon as possible and in any event within five Business Days after obtaining knowledge of the occurrence of any Default, if such Default is then continuing, a statement of an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer or chief financial or accounting officer of the Borrower setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto;

          (e) promptly and in any event within five Business Days after (x) the occurrence of any development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 which could reasonably be expected to have a Material Adverse Effect or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and of the action which the Borrower has taken or proposes to take with respect thereto;

          (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) as soon as practicable after the controller, chief financial or accounting officer or the chief executive officer of the Borrower or a member of the Borrower's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of clause (i) or (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability of) the Borrower or a member of the Borrower's Controlled Group in excess of $7,500,000, (iii) the failure to make a required contribution to any Pension


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


     Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $7,500,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Borrower furnish a bond to the PBGC or such Pension Plan in an amount in excess of $7,500,000 or (v) any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit as a result of a change in the level or scope of benefits thereunder, notice thereof and copies of all documentation relating thereto; and

          (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 7.1.2 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (i) except as permitted under Section 7.2.8, the maintenance and preservation of its existence and qualification as a foreign business entity, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3 Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of the Restricted Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.4 Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Administrative Agent may reasonably request and will, upon request of the Administrative Agent, furnish to the Administrative Agent and each Lender a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and the Restricted Subsidiaries in accordance with this Section.

     SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Administrative Agent, the Issuers and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each Fiscal Year, to visit its business offices, to


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


discuss its financial matters with its officers and, after notice to the Borrower and provision of an opportunity for the Borrower to participate in such discussion, its independent public accountants (and the Borrower hereby authorizes such independent public accountants to discuss the Borrower's financial matters with each Issuer and each Lender or its representatives, whether or not any representative of the Borrower is present so long as the Borrower has been afforded a reasonable opportunity to be present) and to examine, and to photocopy extracts from, any of its books or other financial records. The cost and expense of each such visit shall be borne by the Administrative Agent or Lender, except that the Administrative Agent may make one such visit each Fiscal Year and the cost and expense thereof shall be borne by the Borrower.

     SECTION 7.1.6 Environmental Covenant. The Borrower will and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

          (b) promptly notify the Administrative Agent and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties which relate to environmental matters or compliance with Environmental Laws which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books;

          (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6; and

          (d) without the consent of the Required Lenders, refrain from taking any action to release, modify, amend, negate any provision of the Stock and Asset Purchase Agreement in any manner that would waive or impair any environmental indemnity granted by any Person to the Borrower or any of its Subsidiaries under or in connection with the Stock and Asset Purchase Agreement.

     SECTION 7.1.7 Future Subsidiaries. Upon any Person becoming, after the Effective Date, a U.S. Subsidiary of the Borrower that is a Restricted Subsidiary, or (in the case of clause (a)(ii) below only) upon the Borrower or any such Subsidiary acquiring additional Capital Stock of any existing Subsidiary that is a Restricted Subsidiary, the Borrower shall so notify the Administrative Agent, and

          (a) the Borrower shall promptly cause such U.S. Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a supplement to


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     the Subsidiary Guaranty and a supplement to the Subsidiary Pledge and
     Security Agreement (and, if such U.S. Subsidiary owns any real property, to the extent required by clause (b) of Section 7.1.8, a Mortgage), together with UCC financing statements (form UCC-1) delivered by such U.S. Subsidiary naming such U.S. Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the UCC and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Pledge and Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles and foreign intellectual property); and

          (b) the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement (as supplemented, if necessary, by a Foreign Pledge Agreement or other supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary that are certificated securities and are owned by the Borrower or any Restricted Subsidiary of the Borrower that is a U.S. Subsidiary, as the case may be, along with undated powers of transfer for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities or are held through a securities intermediary, the Administrative Agent shall have obtained "control" (as defined in the UCC applicable to the perfection of such securities) over such securities, or other appropriate steps shall have been taken under applicable law resulting in the perfection and "control" (as defined in the UCC) of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require; provided that notwithstanding the foregoing, neither any Receivables Co. nor any Foreign Subsidiary shall be required to execute and deliver a Mortgage or a supplement to the Subsidiary Guaranty or a supplement to the Subsidiary Pledge and Security Agreement, nor will the Borrower or any U.S. Subsidiary of the Borrower be required to grant a security interest in Voting Stock of a Foreign Subsidiary in excess of 65% of the Voting Stock of such Foreign Subsidiary.

     SECTION 7.1.8 Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property.

          (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Effective Date, the Borrower shall, and shall cause each of its U.S. Subsidiaries that are Restricted Subsidiaries to, use its (and their) best efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Borrower or its U.S. Subsidiaries that are Restricted Subsidiaries to be held at such leased property exceeds (or it is anticipated


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


     that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $6,000,000.

          (b) In the event that the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries shall acquire any fee interest in real property having a value as determined in good faith by the Administrative Agent in excess of $3,000,000 in the aggregate, the Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Lenders, and provide the Administrative Agent with
     (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Administrative Agent, as mortgagee for the ratable benefit of the Lenders, in amounts and in form and substance and issued by insurers, in each case reasonably satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted by
     Section 7.2.3 or as approved by the Administrative Agent, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Administrative Agent shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (iii) such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

          (c) In accordance with the terms and provisions of the Pledge Agreements, the Borrower and each U.S. Subsidiary that is a Restricted Subsidiary shall provide the Administrative Agent with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Effective Date (excluding motor vehicles, foreign intellectual property, leases of real property and (except to the extent required under clause (b) of this Section 7.1.8) fee interests in real property).

     SECTION 7.1.9 Use of Proceeds, etc. The Borrower shall

          (a) apply the proceeds of the Loans

               (i) in the case of the Initial Term Loans, to consummate a portion of the Transaction;

               (ii) in the case of Additional Term Loans, Foreign Loans, Revolving Loans and Swing Line Loans, for working capital and general corporate purposes of the Borrower and the Restricted Subsidiaries; provided that the aggregate outstanding amount of Revolving Loans borrowed on the Effective Date shall not exceed $15,000,000; and


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


               (iii) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrower and the Restricted Subsidiaries.

     SECTION 7.1.10 Hedging Obligations. Within nine months following the Effective Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrower has entered into interest rate swap, cap, collar or similar arrangements (including without limitation such Indebtedness accruing interest at a fixed rate by its terms and the Rate Protection Agreements outstanding on the Effective Date (the "Existing Rate Protection Agreements")) designed to protect the Borrower against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans and the Other Transaction Indebtedness for a period of at least three years from the Effective Date (provided that no such interest rate swap, cap, collar or similar arrangement covering the period from the expiration of the Existing Rate Protection Agreements through the third anniversary in respect of the amounts covered by such Existing Rate Protection Agreements shall be required prior to the expiration of such Existing Rate Protection Agreements), with terms reasonably satisfactory to the Borrower and the Administrative Agent.

     SECTION 7.1.11 Rating of Loans. The Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to ensure that the Loans continue to be rated by S&P and Moody's or, in either case, another rating agency reasonably acceptable to the Administrative Agent.

     SECTION 7.1.12 IP Agreements. The Borrower will deliver to the Administrative Agent no later than 60 days after the Effective Date instruments or documents, in appropriate form for filing with the United States Patent and Trademark Office, sufficient to (i) assign to the Administrative Agent security interests in favor of the Existing Administrative Agent or (ii) create and perfect a security interest in favor of the Administrative Agent, in all intellectual property registered in such office that is owned as of the Effective Date by the Borrower and the U.S. Subsidiaries that are Restricted Subsidiaries as identified in Item 7.1.12 ("Intellectual Property") of the Disclosure Schedule.

     SECTION 7.1.13 Mortgage Amendments. Within 60 days after the Effective Date, the Borrower shall deliver to the Administrative Agent, as mortgagee for the ratable benefit of the Lenders, counterparts of amendments to, or amendments and restatements of, as the case may be, each Mortgage (each a "Mortgage Amendment") relating to each property listed on Item 7.1.13 ("Mortgaged Properties") of the Disclosure Schedule, each dated as of the date of such delivery, duly executed by the Borrower or the applicable U.S. Subsidiary that is a Restricted Subsidiary, together with amendments to related UCC financing statements and all necessary or desirable endorsements to existing mortgagee's title insurance policies in favor of the Administrative Agent for the benefit if the Secured Parties.

     SECTION 7.2 Negative Covenants. The Borrower agrees with the
Administrative Agent and each Lender that, until the Termination Date has occurred, the Borrower will perform the obligations set forth in this Section 7.2.

     SECTION 7.2.1 Business Activities. The Borrower will not, and will not permit any of the Restricted Subsidiaries (other than a Receivables Co. in connection with a Permitted


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


Receivables Transaction) to, engage in any business activity, except the business activities of the type in which the Borrower and its Subsidiaries are engaged on the Effective Date (after giving effect to the Transaction) and any businesses reasonably ancillary, incidental or related thereto (the "Holdings Business").

     SECTION 7.2.2 Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness outstanding on the Effective Date and identified in
     Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced;

          (b) Indebtedness in respect of the Credit Extensions and other Obligations;

          (c) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries that is represented by Capitalized Lease Liabilities, mortgage financings or purchase money obligations (but only to the extent otherwise permitted by Section 7.2.7); provided, that the maximum aggregate amount of all Indebtedness permitted under this clause (c) shall not at any time exceed $30,000,000;

          (d) intercompany Indebtedness of (i) (x) any U.S. Subsidiary that is a Restricted Subsidiary owing to the Borrower or any of the Restricted Subsidiaries or (y) the Borrower owing to any of the Restricted Subsidiaries, and (ii) any Foreign Subsidiary that is a Restricted Subsidiary of the Borrower owing to the Borrower or any U.S. Subsidiary that is a Restricted Subsidiary; provided that in respect of (A) any such Indebtedness described in this clause (d)(ii) (other than any such intercompany Indebtedness incurred to finance any acquisition permitted hereunder), such Indebtedness shall not exceed at any time $55,000,000 minus the amount of all Investments in Foreign Subsidiaries outstanding under clause (k)(ii) and (l)(iii) of Section 7.2.5, and (B) any such Indebtedness described in this clause (d) which is owing to the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries, (1) to the extent requested by the Administrative Agent, such Indebtedness shall be evidenced by one or more promissory notes in form and substance satisfactory to the Administrative Agent which shall be duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement and (2) in the case of any such Indebtedness owed by a Person other than the Borrower or a Subsidiary Guarantor, such Indebtedness shall not be forgiven or otherwise discharged for any consideration other than payment (Dollar for Dollar) in cash unless the Administrative Agent otherwise consents;

          (e) Assumed Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

          (f) Indebtedness of the Borrower in respect of (i) the Second Lien Notes in an aggregate principal amount not to exceed $110,000,000 and any guarantees by Subsidiary


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


     Guarantors of such Indebtedness and (ii) the Subordinated Notes in an aggregate principal amount not to exceed $325,000,000 and any guarantees by Subsidiary Guarantors of such Indebtedness;

          (g) Hedging Obligations of the Borrower or any of the Restricted Subsidiaries in respect of the Credit Extensions or otherwise entered into by the Borrower or any Restricted Subsidiary to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business of the Borrower and the Restricted Subsidiaries and not for speculative purposes;

          (h) Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate principal amount not to exceed $30,000,000 at any time outstanding (less amounts of Foreign Loans outstanding hereunder);

          (i) other Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount outstanding not to exceed at any time the sum of (x) $20,000,000 plus (y) the difference between the maximum amount of additional Commitments that have been or could be provided under Section 2.2.2 and the then outstanding amount of additional Loans made pursuant to Section 2.2.2; provided that unless such Indebtedness is Indebtedness of a Foreign Subsidiary such Indebtedness is unsecured;

          (j) Indebtedness of any Foreign Subsidiary owing to any other Foreign Subsidiary;

          (k) Receivables Facility Outstandings in an aggregate amount at any time not to exceed $80,000,000, the recourse of which shall (except in respect of fees, costs, indemnifications, representations and warranties and other obligations in which recourse is customarily available against originators or servicers of Accounts included in special-purpose-vehicle receivables financing arrangements, other than any of the foregoing which are in effect credit substitutes) be limited solely to any applicable Receivables Co. and its assets; and

          (l) (i) Permitted Subordinated Debt, the proceeds of which are used to repay, redeem or repurchase, in whole or in part, the Term Loans or Foreign Loans, the Second Lien Notes, the Subordinated Notes, any Permitted Senior Debt or any Permitted Subordinated Debt, and to pay related premiums, interest, fees, costs and expenses and (ii) Permitted Senior Debt, the proceeds of which are used to repay, redeem or repurchase, in whole or in part, the Term Loans or Foreign Term Loans, the Second Lien Notes or any Permitted Senior Debt, and to pay related premiums, interest, fees, costs and expenses;

provided that (i) no Indebtedness otherwise permitted by clause (c), (d) (as such clause (d) relates to loans made by the Borrower or any Subsidiary Guarantor to Restricted Subsidiaries which are not Subsidiary Guarantors), (f),
(h), or (i) may be incurred if, immediately before or after giving effect to the incurrence thereof, any Default shall have occurred and be continuing, and
(ii) all such Indebtedness of the type described in clause (d)(i)(y) above that is owed to Subsidiaries that


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are not Subsidiary Guarantors shall be subordinated, in writing, to the
Obligations upon terms satisfactory to the Administrative Agent.

     SECTION 7.2.3 Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens existing on the Effective Date and identified in Item 7.2.3(a) ("Ongoing Liens") of the Disclosure Schedule and extensions and renewals thereof; provided that no such extension or renewal shall increase the obligations secured by such Lien, extend such Lien to additional assets or otherwise result in a Default hereunder;

          (b) Liens securing payment of the Obligations or any obligation under any Rate Protection Agreement granted pursuant to any Loan Document;

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

          (d) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (g) judgment Liens securing judgments that do not constitute an Event of Default under Section 8.1.6;

          (h) (i) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Borrower or any such Restricted Subsidiary in the ordinary course of their business of the property subject thereto; (ii) in the case of any property covered by a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, the Administrative Agent insuring the Mortgage; and (iii) in the case of any property covered by a Mortgage, upon certification by the Borrower that an easement,


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


     right-of-way, restriction, reservation, permit, servitude or other similar encumbrance granted or to be granted by the Borrower or any such Restricted Subsidiary does not materially detract from the value of or materially impair the use by the Borrower or such Restricted Subsidiary in the ordinary course of its business of the property subject to or to be subject to such encumbrance, the Administrative Agent shall execute such documents as are reasonably requested to subordinate its Mortgage to such encumbrance;

          (i) leases or subleases granted by the Borrower or any of the Restricted Subsidiaries to any other Person in the ordinary course of business;

          (j) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

          (k) Liens of sellers of goods to the Borrower and the Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (l) Liens securing Assumed Indebtedness of the Borrower and the Restricted Subsidiaries permitted pursuant to clause (e) of Section 7.2.2; provided that (i) any such Liens attach only to the property of the Subsidiary acquired, or the property acquired, and proceeds thereof in connection with such Assumed Indebtedness and shall not attach to any assets of the Borrower or any of the Restricted Subsidiaries theretofore existing or (except for any such proceeds) which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Borrower and the Restricted Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

          (m) Liens on assets of Foreign Subsidiaries of the Borrower securing Indebtedness of such Foreign Subsidiaries permitted pursuant to clause
     (h), (i) or (j) of Section 7.2.2;

          (n) Liens on the Capital Stock of Unrestricted Subsidiaries securing Debt incurred by such Unrestricted Subsidiaries;

          (o) Liens on (i) Accounts sold or contributed to a Receivables Co. in connection with a Permitted Receivables Transaction, (ii) other assets related to such Accounts and (iii) proceeds of the foregoing, in each case created in connection with such Permitted Receivables Transaction; and

          (p) Liens on "Collateral" or "Mortgaged Property" (as defined in the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement or any Mortgage) securing (i) Indebtedness permitted under clause (f)(i) of Section 7.2.2 or (ii) Permitted Senior Debt permitted under clause (l)(ii) of Section 7.2.2; provided that such Liens are subject to the Intercreditor Agreement.


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


     SECTION 7.2.4 Financial Covenants.

          (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                             Period                             Leverage Ratio
                             ------                             --------------
          Effective Date through and including April               5.85:1.00
               15, 2005
          April 16, 2005 through and including July                5.75:1.00
               15, 2005
          July 16, 2005 through and including July 15,             5.50:1.00
                 2006
          July 16, 2006 through and including July 15,             4.75:1.00
                 2007
          July 16, 2007 through and including July 15,             3.85:1.00
                 2008
          July 16, 2008 through and including July 15,             3.25:1.00
                 2009
          July 16, 2009 through and including July 15,             3.00:1.00
                 2010
          at all times on and after July 16, 2010                  2.75:1.00

          (b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Effective Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                             Period                     Interest Coverage Ratio
                             ------                     -----------------------
          Effective Date through and including July            2.10:1.00
               15, 2005
          July 16, 2005 through and including July 15,         2.20:1.00
                 2006
          July 16, 2006 through and including July 15,         2.40:1.00
                 2007
          July 16, 2007 through and including July 15,         2.70:1.00
                 2008
          July 16, 2008 through and including July 15,         3.00:1.00
                 2009


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


          July 16, 2009 through and including July 15,         3.25:1.00
                 2010
             at all times on and after July 16, 2010           3.50:1.00

          (c) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Effective Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:


                           Period                   Fixed Charge Coverage Ratio
                           ------                   ---------------------------
            Effective Date through and including             1.15:1.00
                       July 15, 2007
          at all times on and after July 16, 2007            1.20:1.00

     SECTION 7.2.5 Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would (x) increase the amount of such Investment at the time of such extension or renewal or (y) result in a Default hereunder;

          (b) Cash Equivalent Investments;

          (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

          (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7 (including any such Investments which would otherwise constitute Capital Expenditures but for the operation of clause (i) of the proviso to the definition of "Capital Expenditures");

          (e) Investments made by the Borrower or any of the Restricted Subsidiaries, solely with proceeds which have been contributed, directly or indirectly after the Effective Date, to the Borrower or such Restricted Subsidiary as cash equity from holders of Holdings' Capital Stock for the purpose of making an Investment identified in a notice to the Administrative Agent on or prior to the date that such capital contribution is made, which Investments shall result in the Borrower or such Restricted Subsidiary acquiring a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest already maintained by it;


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


          (f) Investments to the extent the consideration received pursuant to clause (c)(i) of Section 7.2.9 is not all cash;

          (g) Investments in the form of loans to officers, directors and employees of the Borrower and the Restricted Subsidiaries for the sole purpose of purchasing Holdings Capital Stock (or purchases of such loans made by others) so long as Holdings makes a capital contribution of the proceeds of any such purchase to the Borrower;

          (h) Investments by the Borrower or any U.S. Subsidiary that is a Restricted Subsidiary consisting of the transfer of Capital Stock of a Foreign Subsidiary to another Foreign Subsidiary that is a Restricted Subsidiary;

          (i) Letters of Credit issued in support of, and guarantees by the Borrower or any Restricted Subsidiary of, Indebtedness permitted under clauses (b), (c), (g) and (i) of Section 7.2.2;

          (j) Investments made or held by any Foreign Subsidiary of the Borrower that is a Restricted Subsidiary in any other Foreign Subsidiary of the Borrower that is a Restricted Subsidiary;

          (k) Investments of the Borrower or any U.S. Subsidiary of the Borrower that is a Restricted Subsidiary in the Borrower or any Subsidiary of the Borrower that is a Restricted Subsidiary; provided that (i) such Investments in any Receivables Co. shall only be made in connection with and as part of a Permitted Receivables Transaction and (ii) the amount of Investments made by the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries in any of its Foreign Subsidiaries that are Restricted Subsidiaries pursuant to this clause (k), when taken together with Investments made by the Borrower and its U.S. Subsidiaries that are Restricted Subsidiaries in its Foreign Subsidiaries that are Restricted Subsidiaries pursuant to clause (l) of the Section 7.2.5 and the outstanding aggregate principal amount of Indebtedness incurred by such Foreign Subsidiaries pursuant to clause (d)(ii) of Section 7.2.2 shall not exceed $55,000,000 in the aggregate;

          (l) Investments made by the Borrower or any of the Restricted Subsidiaries (other than a Receivables Co.) in an aggregate amount not to exceed $100,000,000 in any single transaction (or a series of related transactions) (provided that no more than $50,000,000 of the consideration payable by the Borrower and its Restricted Subsidiaries in respect of any such single transaction or series of related transactions shall be in the form of cash or Cash Equivalents) or an aggregate amount after the Effective Date not to exceed $200,000,000 (provided that no more than $100,000,000 of the consideration payable by the Borrower and its Restricted Subsidiaries in respect of all such transactions after the Effective Date shall be in the form of cash or Cash Equivalents); provided that (i) such Investments (x) result in the Borrower or the relevant Restricted Subsidiary acquiring (subject to Section 7.2.1) a majority controlling interest in the Person (or its assets and businesses) in which such Investment was made, or increasing any such controlling interest maintained by it in such Person or (y) result in the Person in which such Investment was made becoming an Acquired Controlled Person and a Restricted

     Subsidiary for the purposes set forth in the last sentence of the definition of the term "Subsidiary"; (ii) to the extent any Assumed Indebtedness permitted pursuant to clause (f) of Section 7.2.2 would be incurred in connection with any such Investment to be made pursuant to this clause (l), the permitted amounts set forth in this clause shall be reduced, Dollar for Dollar, by the outstanding principal amount of any such Assumed Indebtedness to be assumed; and (iii) the amount of Investments made pursuant to this clause (l) by the Borrower or any of its U.S. Subsidiaries that are Restricted Subsidiaries in any of its Foreign Subsidiaries that are Restricted Subsidiaries, when taken together with Investments made by the Borrower and its U.S. Subsidiaries that are Restricted Subsidiaries in its Foreign Subsidiaries that are Restricted Subsidiaries pursuant to clause (k) of this Section 7.2.5 and the outstanding aggregate principal amount of Indebtedness incurred by such Foreign Subsidiaries from the Borrower and such U.S. Subsidiaries pursuant to clause (d)(ii) of Section 7.2.2, shall not exceed $55,000,000 in the aggregate;

          (m) Investments in Persons other than Holdings and its Subsidiaries that are engaged in the Holdings Business that are not permitted under clauses (a) through (l) above in an aggregate principal amount at any one time outstanding not to exceed $25,000,000;

          (n) extensions of trade credit in the ordinary course of business;

          (o) Investments in Hedging Obligations permitted hereunder;

          (p) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business;

          (q) Investments made by any Receivables Co. in connection with any Permitted Receivables Transaction;

          (r) Investments consisting of Indebtedness held by the Borrower or any Restricted Subsidiary arising on account of the accrual of interest on such Investments;

provided that

          (s) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

          (t) no Investment otherwise permitted by clause (c) (except to the extent permitted under Section 7.2.2), (g), (i) (to the extent that the applicable Letter of Credit relates to Indebtedness permitted under clause
     (c) or (i) of Section 7.2.2), (l) or (m) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 7.2.6 Restricted Payments, etc. On and at all times after the Effective Date:

          (a) the Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of the Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower;

          (b) the Borrower will not, and will not permit any of the Restricted Subsidiaries to, (i) except with the proceeds of (x) any Permitted Subordinated Debt, (y) any Permitted Holdings Debt or (z) any issuance or sale by Holdings or the Borrower of any Capital Stock of Holdings or the Borrower or any capital contribution to Holdings or the Borrower (but only to the extent, in the case of this clause (z), that such proceeds are not required to be applied to prepay Term Loans or Foreign Term Loans pursuant to clause (d) of Section 3.1.1), (A) directly or indirectly make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Notes or Permitted Subordinated Debt, on any day other than the stated, scheduled date for such payment or prepayment set forth in the Subordinated Notes, the Subordinated Note Indenture, or the Permitted Subordinated Debt Documents, as applicable, or which would violate the subordination provisions of the Subordinated Notes, the Subordinated Note Indenture or the Permitted Subordinated Debt, or (B) redeem, purchase or defease any Subordinated Notes, or Permitted Subordinated Debt, or (ii) except with the proceeds of (w) any Permitted Senior Debt, (x) any Permitted Subordinated Debt, (y) any Permitted Holdings Debt or (z) any issuance or sale by Holdings or the Borrower of any Capital Stock of Holdings or the Borrower or any capital contribution to Holdings or the Borrower (but only to the extent, in the case of this clause (z), that such proceeds are not required to be applied to prepay Term Loans or Foreign Term Loans pursuant to clause (d) of Section 3.1.1), directly or indirectly make any voluntary prepayment of principal of, make any voluntary prepayment of interest on, or voluntarily redeem, purchase or defease, any Second Lien Notes or Permitted Senior Debt;


(the foregoing prohibited acts referred to in clauses (a) and (b) above are herein collectively referred to as "Restricted Payments"); provided that

          (c) notwithstanding the provisions of clauses (a) and (b) above, the Borrower shall be permitted to make Restricted Payments to Holdings to the extent necessary to enable Holdings to

               (i) pay its overhead expenses (including advisory fees in an amount not to exceed $500,000 in the aggregate in any Fiscal Year) in an amount not to exceed $2,000,000 in the aggregate in any Fiscal Year;

               (ii) pay taxes;

               (iii) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, the Borrower shall be in pro forma compliance with the covenant set forth in clause (b) of Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Borrower's pro forma compliance with the covenant set forth in clause (b) of Section 7.2.4 in reasonable detail) certifying as to the accuracy of clauses (c)(iii)(A) and (c)(iii)(B) above, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, or any warrant, option or other right to acquire any such Capital Stock of Holdings, held by any director, any member of management or an employee of the Borrower or any of the Restricted Subsidiaries pursuant to any employment agreement, management equity subscription agreement, restricted stock plan, stock option agreement or other similar arrangement so long as the total amount of such repurchases, redemptions, acquisitions, retirements and payments shall not exceed (I) $7,500,000 in any calendar year, subject to a maximum amount of $15,000,000 after the Effective Date; plus (II) $7,500,000 (solely to repurchase Capital Stock from the chief executive officer of the Borrower after the Effective Date); plus (III) the aggregate cash proceeds received by the Borrower during such calendar year from any reissuance of Capital Stock of Holdings, and warrants, options and other rights to acquire Capital Stock of Holdings, by Holdings or the Borrower to directors, members of management and employees of the Borrower and the Restricted Subsidiaries (to the extent such proceeds are not otherwise required to be applied pursuant to clause (e) of Section 3.1.1); and

               (iv) so long as no Default shall have occurred and be continuing on the date such Restricted Payment is made, nor would a Default result from the making of such Restricted Payment, make mandatory payments of interest on the Holdings Notes and any Permitted Holdings Debt on the date when due; and

          (d) notwithstanding the provisions of clauses (a) and (b) above, the Borrower shall be permitted to make the Borrower Transaction Restricted Payments.

     SECTION 7.2.7 Capital Expenditures, etc. With respect to Capital Expenditures, the parties covenant and agree as follows:

          (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures of the Borrower and the Restricted Subsidiaries, not to exceed an amount (the "Base Amount") equal to (i) $40,000,000 in such Fiscal Year; plus (ii) an aggregate amount in addition to the Base Amount after the Effective Date equal to $50,000,000; provided that, to the extent the Base Amount exceeds the aggregate amount of Capital Expenditures (other than amounts permitted to be made pursuant to clause (a)(ii) above or clause (b) below) actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of the Base Amount for such Fiscal Year) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Administrative Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrower and the Restricted Subsidiaries using the Base Amount for such succeeding Fiscal Year, without giving effect to such carry-forward).

          (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of (i) the amount of Capital Expenditures actually made with cash capital contributions made to the Borrower or any of the Restricted Subsidiaries, directly or indirectly, by any Person other than the Borrower and the Restricted Subsidiaries, after the Effective Date and specifically identified in a certificate delivered by an Authorized Officer of the Borrower to the Administrative Agent on or about the time such capital contribution or equity issuance is made (but in any event prior to the time of the Capital Expenditure made with such capital contribution or equity issuance) (provided that, to the extent such cash capital contributions or any proceeds from such equity issuance constitute Net Equity Proceeds arising from the issuance by Holdings or the Borrower of their respective Capital Stock, only that portion of such Net Equity Proceeds which is not required to be applied as a prepayment pursuant to clause (d) of Section 3.1.1 may be used for Capital Expenditures pursuant to this clause (b)) and (ii) any portion of any acquisition that is permitted under Section 7.2.5 (other than pursuant to clause (d) thereof) that is accounted for as a Capital Expenditure.

     SECTION 7.2.8 Consolidation, Merger, etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

          (a) any such Restricted Subsidiary (other than a Receivables Co.) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Restricted Subsidiary (other than a Receivables Co.), and the assets or Capital Stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Borrower or any other Restricted Subsidiary; provided that notwithstanding the above, a Restricted Subsidiary may only liquidate or dissolve into, or merge with and into, another Restricted Subsidiary (other than a Receivables Co.) if, after giving effect to such combination or merger, the Borrower continues to own (directly or indirectly), and the Administrative


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     Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Borrower or pledged to the Administrative Agent;

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of the Restricted Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Restricted Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 or clause (e), (f), (l), (m) or (p) of Section 7.2.5.

     SECTION 7.2.9 Asset Dispositions, etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Restricted Subsidiaries) to any Person, unless:

          (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and neither constitutes a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Borrower's and the Restricted Subsidiaries' assets, taken as a whole, nor is made in connection with a Permitted Receivables Transaction) or is of obsolete or worn out property,
     (ii) permitted by Section 7.2.8 or (iii) between the Borrower and one of the Restricted Subsidiaries or between Restricted Subsidiaries (other than, in either case, a Receivables Co., which shall be governed by clause
     (f));

          (b) such sale, transfer, lease, contribution or conveyance constitutes (i) an Investment permitted under Section 7.2.5, (ii) a Lien permitted under Section 7.2.3, or (iii) a Restricted Payment permitted under Section 7.2.6;

          (c) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 75% in cash or is a Lien permitted under clause (h)(iii) of
     Section 7.2.3, (ii) the Net Disposition Proceeds received from such assets does not exceed (individually or in the aggregate) (A) in the case of any of the assets described in Item 7.2.9(c) of the Disclosure Schedule, $30,000,000 after the Effective Date and (B) in the case of assets other than those described in the immediately preceding subclause (ii)(A), $50,000,000 after the Effective Date and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease (except leases or subleases pursuant to clause (i) of Section 7.2.3), contribution or conveyance, is reinvested in the Business of the Borrower and the Restricted Subsidiaries or, to the extent required thereunder, is applied to prepay the Loans pursuant to the terms of Section 3.1.1 and Section 3.1.2;


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          (d) such sale, transfer, lease, contribution or conveyance results from a casualty or condemnation in respect of such property or assets;

          (e) such sale, transfer or conveyance consists of the sale or discount of overdue accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof; or

          (f) such sale, transfer or conveyance is of Accounts and related assets and is made pursuant to a Permitted Receivables Transaction.

     SECTION 7.2.10 Modification of Certain Agreements. Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Material Document or any documents, instruments and agreements delivered in connection with a Permitted Receivables Transaction ("Permitted Receivables Transaction Documents") or any schedules, exhibits or agreements related thereto (the "Restricted Agreements"), in each case which would (a) materially adversely affect the rights or remedies of the Lenders, or the Borrower's or any other Obligor's ability to perform hereunder or under any Loan Document or (b) except in the case of any Permitted Receivables Transaction Document, increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to any Other Transaction Indebtedness, any Permitted Subordinated Debt any Permitted Senior Debt or any such Restricted Agreement, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to the Borrower or any of the Restricted Subsidiaries or (c) in the case of the Subordinated Notes, the Subordinated Note Indenture or any Permitted Subordinated Debt Document, change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this clause (c)), the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Notes or such Permitted Subordinated Debt (or a trustee or other representative on their behalf). The Borrower agrees that it will not, and not permit any of its Restricted Subsidiaries to, in connection with the exercise of any right or remedy, as a secured creditor, with respect to any Common Collateral (as defined in the Intercreditor Agreement) by the Trustee (as defined in the Intercreditor Agreement) or the Noteholders (as defined in the Intercreditor Agreement), transfer, deliver or pay, as applicable, to the Trustee or any Noteholder any Common Collateral or any proceeds of Common Collateral in contravention of the Intercreditor Agreement.

     SECTION 7.2.11 Transactions with Affiliates. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor or any other Restricted Subsidiary of the Borrower) unless such arrangement or contract is fair and equitable to the Borrower or such Restricted Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Restricted Subsidiary with a Person which is not one of its Affiliates; provided that the Borrower


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


and the Restricted Subsidiaries shall be permitted to (i) enter into and perform their obligations, or take any actions contemplated or permitted, under the Loan Documents or the Other Transaction Documents or in connection with any Permitted Receivables Transaction, (ii) make any Restricted Payment permitted under Section 7.2.6 and (iii) enter into and perform their obligations under arrangements with CSFB and its Affiliates for underwriting, investment banking and advisory services (including payments of the fees in respect of advisory services referred to in clause (c)(i) of Section 7.2.6) on usual and customary terms, (iv) make payment of reasonable and customary fees and reimbursement of expenses payable to directors of Holdings, (v) enter into employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and pay reasonable fees in connection therewith and (vi) consummate the Transaction.

     SECTION 7.2.12 Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any agreement prohibiting:

          (a) the (i) creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired securing any Obligations or any senior refinancing thereof (other than (w) in the case of any assets acquired with the proceeds of any Indebtedness permitted under clause (c) of Section 7.2.2, customary limitations and prohibitions contained in such Indebtedness, (x) in the case of any Indebtedness permitted under clauses (f), (h), (i) and (j) of Section 7.2.2, customary limitations in respect of the Foreign Subsidiaries of the Borrower that are Restricted Subsidiaries that shall have incurred such Indebtedness and its assets, (y) any provision of any agreement or document related to the Second Lien Notes or any Permitted Senior Debt Document requiring that a Lien securing such Second Lien Notes or Permitted Senior Debt (junior to the Liens securing the Obligations or any such refinancing and subject to the Intercreditor Agreement) be granted on any property or assets of the Borrower or any Restricted Subsidiary that are subject to a Lien securing the Obligations or any such refinancing thereof and (z) in the case of Permitted Receivables Transactions, customary limitations in respect of Accounts and related assets sold or transferred to, or in respect of which interests are sold or transferred to, or on which Liens are granted to, a Receivables Co. in connection with a Permitted Receivables Transaction), or (ii) ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

          (b) any Restricted Subsidiary (other than a Receivables Co.) from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Borrower (other than customary limitations and prohibitions in any Indebtedness permitted under clauses
     (b), (f), (h), (i) and (j) of Section 7.2.2 that are applicable to the Restricted Subsidiary of the Borrower that has incurred such Indebtedness and its assets; provided that such limitations shall be limited solely to such Restricted Subsidiary (and any of its Subsidiaries) and its (and their) assets).


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     SECTION 7.2.13 Securities of Subsidiaries. The Borrower will not permit any Restricted Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or another Subsidiary of the Borrower that is a Restricted Subsidiary.

     SECTION 7.2.14 Sale and Leaseback. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Borrower or any of the Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of the Restricted Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of the Restricted Subsidiaries.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1 Non-Payment of Obligations. (a) The Borrower shall default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 2.6.4, as the case may be, or (b) any Obligor (including the Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

     SECTION 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Effective Date Certificate) furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to this Agreement) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under clause (e) of Section 7.1.1 or Sections 7.1.9, 7.1.10 or 7.2 (other than Section 7.2.1).

     SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent at the direction of the Required Lenders.

     SECTION 8.1.5 Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Borrower or any of the


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Restricted Subsidiaries (other than a Receivables Co.) or Holdings having a principal amount, individually or in the aggregate for Holdings, the Borrower and the Restricted Subsidiaries, in excess of $7,500,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $7,500,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6 Judgments. Any judgment or order for the payment of money in excess of $7,500,000 in the aggregate for Holdings, the Borrower and the Restricted Subsidiaries (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) (other than a Receivables Co.) shall be rendered against the Borrower or any of the Restricted Subsidiaries or Holdings and remain unvacated and unpaid and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan (i) the termination of any Pension Plan if, as a result of such termination, the Borrower would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $7,500,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA in an amount in excess of $7,500,000.

     SECTION 8.1.8 Change in Control. Any Change in Control shall occur.

     SECTION 8.1.9 Bankruptcy, Insolvency, etc. The Borrower or any of the Restricted Subsidiaries (other than Restricted Subsidiaries that are not Material Subsidiaries) or Holdings shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of the Restricted Subsidiaries (other than Restricted Subsidiaries that are not Material Subsidiaries) or Holdings or any material property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of the Restricted Subsidiaries (other than Restricted Subsidiaries that are not Material Subsidiaries) or Holdings or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each such Restricted


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     Subsidiary and Holdings hereby expressly authorizes the Administrative
     Agent, the Issuers and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of the Restricted Subsidiaries (other than Restricted Subsidiaries that are not Material Subsidiaries) or Holdings, and, if any such case or proceeding is not commenced by the Borrower or such Restricted Subsidiary or Holdings, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Restricted Subsidiary or Holdings or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each such Restricted Subsidiary and Holdings hereby expressly authorizes the Administrative Agent, the Issuers and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10 Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms or pursuant to an agreement of the parties thereto), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (a) relates to assets of the Borrower or any of the Restricted Subsidiaries which are immaterial, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the UCC of any applicable jurisdiction or (c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

     SECTION 8.1.11 Subordinated Notes and Permitted Subordinated Debt. The subordination provisions relating to the Subordinated Notes, or any Permitted Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute "designated senior debt" (or any other similar term) under any document, instrument or agreement evidencing such Subordinated Notes or Permitted Subordinated Debt; or the Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (ii) that any of such Subordination Provisions exist for the benefit of the Secured Parties.


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     SECTION 8.2 Action if Bankruptcy, etc. If any Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries), the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

     SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 with respect to any Obligor (other than Subsidiaries that are not Material Subsidiaries)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall deposit with the Administrative Agent cash collateral in an amount equal to all Letters of Credit Outstandings.

                                  ARTICLE IX

                     THE ADMINISTRATIVE AGENT; OTHER AGENTS

     SECTION 9.1 Actions. Each Lender hereby appoints CSFB as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. The Existing Administrative Agent, without representation, warranty or recourse, hereby irrevocably assigns to the Administrative Agent for the benefit of the Secured Parties all outstanding Liens, pledges, security interests and mortgages granted to it as Existing Administrative Agent by any Obligor pursuant to any Loan Document (as defined in the Existing Credit Agreement), and the Administrative Agent hereby accepts such assignment. In furtherance of the foregoing, the Existing Administrative Agent hereby (i) agrees, at the expense of the Borrower, (x) to deliver to the Administrative Agent, without representation, warranty or recourse, all Collateral (as defined in any Security Document (as defined in the Existing Credit Agreement)) held by it under any such Security Document and (y) to execute and deliver, without representation, warranty or recourse, such documents as the Administrative Agent shall reasonably request to evidence such assignment and (ii) authorizes the Administrative Agent to file, with respect to any outstanding financing statement in respect of such Liens that names the Existing Administrative Agent as secured party, in the applicable filing office, an assignment to the Administrative Agent of such financing statement. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise


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


provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, ratably in accordance with their respective Term Loans and Foreign Term Loans outstanding and Commitments (or, if no Term Loans or Foreign Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans and Foreign Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Borrower or any other Obligor (and without limiting the obligation of the Borrower or any other Obligor to do so); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final order to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

     SECTION 9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 4:00 p.m., New York time, on the day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to Section 2.6.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees, and the Borrower agrees, to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

SECTION 9.3 Exculpation; Notice of Default. (a) Neither the Administrative Agent or any Issuer nor any of their respective directors, officers, employees or agents, shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other


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Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and each Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent or such Issuer, as applicable, believes to be genuine and to have been presented by a proper Person.

          (b) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

     SECTION 9.4 Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent, which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (ii) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5 Credit Extensions by the Administrative Agent and Issuers. The Administrative Agent and each Issuer shall have the same rights and powers with respect to (x)(i) in the case of the Administrative Agent, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of an Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as


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if it were not the Administrative Agent or an Issuer. The Administrative Agent,
each Issuer and each and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent or Issuer were not the Administrative Agent or Issuer hereunder.

     SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent, each Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent, each Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

     SECTION 9.8 The Administrative Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Administrative Agent, in its capacity as such, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, in such capacity, except as are explicitly set forth herein or in the other Loan Documents.

     SECTION 9.9 Syndication Agents; Lead Arranger. Neither the Syndication Agents nor the Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, neither the Syndication Agents nor the Lead Arranger shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agents or the Lead Arranger in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such


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amendment, modification or waiver is in writing and consented to by the
Borrower and each Obligor party thereto and by the Required Lenders; provided, however, that (i) any such amendment, modification or waiver required to give effect to any Additional Term Loan Commitment or Foreign Loan Commitment shall not require the consent of any Lender other than, and shall require the consent of, any Lender that has agreed to provide any such Additional Term Loan Commitment or Foreign Loan Commitment and (ii) any such amendment, modification or waiver of the type set forth below shall require the consent of the Person or Persons described below for such amendment, modification or waiver:

          (a) Unless consented to by each Lender, no such amendment, modification or waiver shall be effective if it would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders, release Holdings from its obligations under the Holdings Guaranty and Pledge Agreement, release any Subsidiary Guarantor that is a Material Subsidiary from its obligations under the Subsidiary Guaranty (except as otherwise provided in the Subsidiary Guaranty), or release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, any such Subsidiary Guaranty or a Pledge Agreement or Mortgage).

          (b) Unless consented to by each Lender with respect to any Tranche of Loans or Commitments, modify any requirement hereunder that any particular action be taken by all Lenders with respect to such Tranche of Loans or Commitments.

          (c) Unless consented to by each Lender adversely affected thereby, no such amendment, modification or waiver shall be effective if it would modify this Section 10.1, or clause (i) of Section 10.10, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender (other than pursuant Section 2.2.2), reduce any fees described in Section 3.3 (other than the administration fee referred to in Section 3.3.2) or extend any Commitment Termination Date.

          (d) No such amendment, modification or waiver shall be effective if it would extend the Stated Maturity Date for any Loan or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan or any Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), unless such amendment, modification or waiver shall have been consented to by the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation.

          (e) No such amendment, modification or waiver shall be effective if it would affect adversely the interests, rights or obligations of any Agent, Issuer or Lead Arranger (in its capacity as Agent, Issuer or Lead Arranger), unless such amendment, modification or waiver shall have been consented to by such Agent, Issuer or Lead Arranger, as the case may be.

          (f) No such amendment, modification or waiver shall be effective if it would amend, modify or waive the provisions of clause (a)(i) of Section
     3.1.1 or clause (b) of


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     Section 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, unless such amendment, modification or waiver shall have been consented to by the holders of at least a majority of the aggregate amount of Loans outstanding under the Tranche or Tranches so affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitments or the Foreign Revolving Loan Commitments of any Tranche, the Lenders holding more than 50% of the Revolving Loan Commitments or Foreign Revolving Loan Commitments of such Tranche, as the case may be.

No failure or delay on the part of the Administrative Agent, any Issuer, any Lender or any other Secured Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2 Notices; Time. All notices and other communications provided under any Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Borrower, the Administrative Agent, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the applicable Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lenders, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and any other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

     SECTION 10.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lead Arranger and the Administrative Agent (including the reasonable fees and out-of-pocket expenses of a single firm of counsel to the Administrative Agent and of local or foreign counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with


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          (a) the syndication by the Lead Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of each Mortgage (or amendments thereto) and each Pledge Agreement and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage or Pledge Agreement; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Administrative Agent, the Issuers and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of any Notes or Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, such Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations.

     SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds the Administrative Agent, each Issuer, the Lead Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by


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     or on behalf of the Borrower as the result of any failure by any Lender to make any Credit Extension hereunder);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the Capital Stock or assets of any Person, whether or not the Administrative Agent, such Issuer, such Lead Arranger or such Lender is party thereto;

          (d) any alleged or actual investigation, litigation or proceeding related to any environmental cleanup, audit or noncompliance with or liability under any Environmental Law relating to the use, ownership or operation by Holdings, the Borrower or any of their respective Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by Holdings, the Borrower or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability at or prior to the time Holdings, the Borrower or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, Holdings, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct or any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Borrower or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdings, the Borrower or any of the Borrower's Subsidiaries. The Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, the Administrative Agent, any Issuer, the Lead Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party or arising out of any Hazardous Materials


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that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any real property of the Borrower or any of its Subsidiaries to the extent occurring after such real property is transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, the Borrower's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Indemnified Party. Notwithstanding anything to the contrary herein, the Administrative Agent, each Issuer, the Lead Arranger and each Lender shall be responsible with respect to any Hazardous Materials that are manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Borrower or any of its Subsidiaries or any violation of Environmental Law that occurs on or with respect to any such real property to the extent it occurs after such real property is transferred to the Administrative Agent, any Issuer, the Lead Arranger or any Lender or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage or disposal or violation is actually caused by Holdings, the Borrower or any of the Borrower's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5 Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections
4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8 Execution in Counterparts Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and such Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

     SECTION 10.9 Governing Law; Entire Agreement. THIS AGREEMENT, ANY NOTES AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) the Borrower may not assign or transfer its rights or obligations hereunder


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without the prior written consent of the Administrative Agent and all Lenders, and (ii) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11 Sale and Transfer of Loans, Notes and Commitments; Participations in Loans, Notes and Commitments. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with the terms set forth below.

          (a) Any Lender may, with the consent of (x) the Administrative Agent,
     (y) unless an Event of Default has occurred and is continuing, the Borrower and (z) in the case of any assignment of Revolving Loan Commitments or participations in Letter of Credit Obligations or Swing Line Loans, the Issuers and the Swing Line Lenders (each such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:

               (i) except in the case of (A) an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or (B) an assignment to a Lender or an affiliate of a Lender (under common control with such Lender) or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Tranches on a non-pro rata basis;

               (iii) the parties to each assignment shall (A) electronically execute and deliver to the Administrative Agent and the Borrower a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) manually execute and deliver to the Administrative Agent and the Borrower a Lender Assignment Agreement, together with a processing and recordation fee of $3,500 and if the Eligible Assignee is not a Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms; and

               (iv) notwithstanding the foregoing, the consent of the Borrower shall not be required in the case of assignments of Term Loans, Additional Term Loans or Foreign Term Loans from a Lender to a Related Fund.


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          (b) Subject to acceptance and recording thereof by the Administrative
     Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, subject to Section 10.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clauses (a) and (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d).

          (c) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (b) of
     Section 2.7. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that
     (i) such Lender's obligations under this Agreement shall remain unchanged,
     (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to any of the items set forth in clauses (a), (c) or (d) of Section 10.1, in each case except as otherwise specifically provided in a Loan Document. Subject to clause (e), the Borrower agrees, to the fullest extent permitted under applicable law, that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as if it were a Lender, provided such Participant agrees to be subject to Section 4.8 as if it were a Lender.

          (e) A Participant shall not be entitled to receive any greater payment under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the requirements set forth in Section 4.6 as if it were a Lender. In addition, if at the time of the sale of such participation, any greater Taxes subject to payment under Section 4.6 would apply to the Participant than applied to the applicable Lender, then such Participant shall not be entitled to any payment under Section 4.6 with respect to the portion of such Taxes as exceeds the Taxes applicable to the Lender at the time of the sale of the participation unless the Participant's request for the Borrower's prior written consent for the Participation described in the first sentence of this clause states that such greater Taxes would be applicable to such Participant.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent, paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and
     (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity


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


     enhancement to such SPC. This section may not be amended without the written consent of the SPC. The Borrower acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender. The Borrower shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to an SPC.

     SECTION 10.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS OR THE BORROWER RELATING THERETO MAY BE BROUGHT AND MAINTAINED (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


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


     SECTION 10.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE ISSUERS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUERS, THE LENDERS OR THE BORROWER RELATING THERETO. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.15 Confidentiality. The Administrative Agent, the Issuers and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Borrower or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, Affiliates, Related Funds, investment advisors or Affiliates thereof, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental or regulatory agency, any rating agency or the National Association of Insurance Commissioners, or representative of any thereof or pursuant to legal process; provided that

          (a) unless specifically prohibited by applicable law or court order, each Agent, each Issuer, the Lead Arranger and each Lender shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, such Issuer, the Lead Arranger and such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b) prior to any such disclosure pursuant to this Section 10.15, each Agent, each Issuer, the Lead Arranger and each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

               (i) to be bound by this Section 10.15; and

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.15; and

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

     SECTION 10.16 USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent as applicable, to identify the Borrower in accordance with the Patriot Act.

     SECTION 10.17 Effect of Amendment and Restatement of the Existing Credit Agreement. On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Effective Date and which remain outstanding, (b) such "Obligations" are in all respects continuing (as amended and restated hereby) and (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect.





                          [Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       MUELLER GROUP, INC.


                                       By:  /s/ Darrell Jean
                                           -------------------------------
                                           Name:  Darrell Jean
                                           Title: Vice President &
                                                  Chief Financial Officer

                                       CREDIT SUISSE FIRST BOSTON,
                                       acting through its Cayman Islands Branch, as Administrative Agent and as a Lender


                                       By:  /s/ Cassandra Droogan
                                           -------------------------------
                                           Name:  Cassandra Droogan
                                           Title: Associate

                                       LENDERS:

                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as a Lender


                                       By:  /s/ Diane F Rolfe
                                           -------------------------------
                                           Name:  Diane F Rolfe
                                           Title: Vice President

                                       BANK ONE, NA


                                       By:  /s/ Joseph R. Ferdenza
                                           -------------------------------
                                           Name:  Joseph R. Ferdenza
                                           Title: Director

                                       JP MORGAN CHASE BANK


                                       By:  /s/ Peter S. Predun
                                           -------------------------------
                                           Name:  Peter S. Predun
                                           Title: Vice President

                                                                      SCHEDULE I


                    DISCLOSURE SCHEDULE TO CREDIT AGREEMENT


ITEM 6.7.      Litigation.

ITEM 6.8.      Existing Subsidiaries.

ITEM 6.11.     Employee Benefit Plans.

ITEM 6.12.     Environmental Matters.

ITEM 7.1.12    Intellectual Property.

ITEM 7.1.13    Mortgaged Properties.

ITEM 7.2.2(a)  Ongoing Indebtedness.

ITEM 7.2.3(a)  Ongoing Liens.

ITEM 7.2.5(a)  Ongoing Investments.

ITEM 7.2.9(c)  Asset Dispositions.

                                                                     SCHEDULE II


                                  PERCENTAGES;
                                 LIBOR OFFICE;
                                DOMESTIC OFFICE

Notice information for Borrower:

Mueller Group, Inc.
500 West Eldorado Street
Decatur, Illinois 62522-1808
Attention: Darrell Jean
Facsimile: 217-425-7382

Notice information for Administrative Agent:

Credit Suisse First Boston, acting
through its Cayman Islands Branch
11 Madison Avenue
New York, NY 10010
Attention:  Julia Kingsbury
Facsimile:  (212) 325-8304

Notice information for Lenders & Percentages:

                                                                PERCENTAGES
                                                         REVOLVING
 NAME AND NOTICE                          DOMESTIC         LOAN       TERM LOAN
ADDRESS OF LENDER       LIBO OFFICE        OFFICE        COMMITMENT   COMMITMENT
------------------      -----------       --------       ----------   ----------

                                                                    SCHEDULE III


                           EXISTING LETTERS OF CREDIT



Letter of Credit Beneficiary           Stated Expiry Date          Stated Amount
----------------------------           ------------------          -------------